UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ALABAMA NATIONAL BANCORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 12, 2007

To the Stockholders of Alabama National BanCorporation:

You are invited to attend the 2007 Annual Meeting of Stockholders of Alabama National BanCorporation (“ANB” or the “Company”), which will be held at the principal office of the Company, 1927 First Avenue North, Birmingham, Alabama 35203, on Wednesday, May 23, 2007, at 10:00 a.m., local time. Formal notice of the annual meeting, a proxy statement and a proxy card accompany this letter.

Also enclosed is the Company’s 2006 Annual Report to Stockholders.

Information about the annual meeting and the various matters on which the stockholders will act is included in the enclosed notice of annual meeting of stockholders and proxy statement. Please carefully consider the enclosed proxy statement and execute and return your proxy card so that the Company may be assured of the presence of a quorum at the annual meeting. A postage-prepaid envelope is enclosed for your convenience in replying. The prompt return of your proxy card will be of great assistance in reducing the expense of subsequent mailings. If you attend the annual meeting, and so elect, you may withdraw your proxy and vote in person.

Sincerely,

John H. Holcomb, III
Chairman of the Board and Chief Executive Officer

1927 FIRST AVENUE NORTH    •    BIRMINGHAM, ALABAMA 35203

ALABAMA NATIONAL BANCORPORATION

1927 First Avenue North

Birmingham, Alabama 35203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, MAY 23, 2007

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Alabama National BanCorporation (“ANB” or, the “Company”) will be held at 10:00 a.m., local time, on Wednesday, May 23, 2007, at First American Bank, 1927 First Avenue North, Birmingham, Alabama 35203, for the following purposes:

1. To elect 15 directors to serve on the Board of Directors of the Company for a one-year term expiring at the 2008 Annual Meeting;

2. To consider and vote upon the Alabama National BanCorporation 2008 Annual Incentive Plan;

3. To consider and vote upon the Second Amendment to the Alabama National BanCorporation Performance Share Plan;

4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2007; and

5. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The Board of Directors has set March 30, 2007 as the record date for the annual meeting. Only holders of record of ANB’s common stock at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting.

This proxy statement provides you with detailed information about the proposals to be voted on at the meeting. With this proxy statement we are also including a copy of our 2006 Annual Report to Stockholders in order to provide you with additional information about us. We encourage you to read the proxy statement and the 2006 Annual Report carefully.

The annual meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

By order of the Board of Directors,

Kimberly Moore
Corporate Secretary

April 12, 2007

Whether or not you plan to attend the annual meeting, please take the time to vote by completing, signing, dating and returning the enclosed proxy card in the self-addressed, stamped envelope provided. Returning your proxy card does not deprive you of your right to attend the annual meeting and to vote your shares in person.

PROXY STATEMENT

i

ii

ALABAMA NATIONAL BANCORPORATION

1927 First Avenue North

Birmingham, Alabama 35203

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2007

INFORMATION ABOUT THE ANNUAL MEETING

Our annual meeting will be held at First American Bank, 1927 First Avenue North, Birmingham, Alabama on Wednesday, May 23, 2007 at 10:00 a.m. local time.

Solicitation Of Proxies

Our Board of Directors has sent you this proxy statement to solicit your vote at the annual meeting (including any adjournment or postponement of the annual meeting). In this proxy statement we summarize information that we are required to provide you under the rules of the Securities and Exchange Commission. This proxy statement is designed to assist you in voting your shares. On or about April 12, 2007, we began mailing this proxy statement and the 2006 Annual Report to all stockholders of record at the close of business on March 30, 2007.

ANB will bear the cost of the solicitation of proxies. ANB will request brokers or nominees to forward this proxy statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, ANB may also use its officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

Stockholders Entitled To Vote

The Board of Directors has set March 30, 2007 as the record date for the annual meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the annual meeting. At the close of business on March 30, 2007, there were 20,599,076 shares of the common stock of ANB, par value $1.00 per share, outstanding. Each stockholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the annual meeting.

Proposals To Be Considered By You At The Annual Meeting

At the annual meeting, we will ask you to:

Proposal 1:	Elect 15 directors to serve on the Board of Directors of the Company for a one-year term expiring at the 2008 Annual Meeting;

Proposal 2:	Consider and vote upon the Alabama National BanCorporation 2008 Annual Incentive Plan;

Proposal 3:	Consider and vote upon the Second Amendment to the Alabama National BanCorporation Performance Share Plan; and

Proposal 4:	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2007.

Information About A Quorum

At the annual meeting, the presence of a majority of the shares of common stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present or if we decide that more time is necessary for the solicitation of proxies, we may adjourn the annual meeting. We may do this with or without a stockholder vote. If there is a stockholder vote to adjourn, the named proxies will vote all shares of common stock for which they have voting authority in favor of adjournment.

Votes Necessary For Each Proposal To Be Approved

Assuming the presence of a quorum, directors of the Company shall be elected at the annual meeting (Proposal 1) by a plurality of the votes cast, whether in person or by proxy. Each of Proposal 2, approval of the Alabama National BanCorporation 2008 Annual Incentive Plan, Proposal 3, approval of the Second Amendment to the Alabama National BanCorporation Performance Share Plan, and Proposal 4, ratification of the appointment of independent registered public accounting firm, requires for adoption the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote on the proposal at the annual meeting.

A stockholder may abstain or withhold his or her vote (collectively, “abstentions”) with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting on any proposal brought before the Annual Meeting. Since the election of directors (Proposal 1) is determined by a plurality of the votes cast at the annual meeting, abstentions will not affect the outcome of this matter. An abstention as to the approval of the Alabama National BanCorporation 2008 Annual Incentive Plan (Proposal 2), approval of the Second Amendment to the Alabama National BanCorporation Performance Share Plan (Proposal 3), and the ratification of the appointment of the independent registered public accounting firm (Proposal 4) will have the same effect as voting against these proposals.

Generally, a broker is entitled to vote shares held in “street name” on routine matters without instructions from the beneficial owner of such shares. On the other hand, a broker may not be entitled to vote shares held in “street name” on certain non-routine items absent instructions from the beneficial owner of such shares (a “broker non-vote”). Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote. Broker non-votes will not be counted for purposes of the election of directors (Proposal 1) and will have no effect on the outcome of the vote for Proposal 2, Proposal 3 or Proposal 4.

If you return a signed proxy card without indicating your vote, in accordance with the Board’s recommendations, your shares will be voted for the nominees listed on the card and for Proposals 2, 3 and 4.

Submission Of Proxies

Please complete, sign, date and return the proxy card in the enclosed envelope so the common stock you own will be voted in accordance with your wishes. If you desire to revoke your proxy, you may do so either by attending the annual meeting in person or by delivering written notice of revocation so that it is received by ANB or its transfer agent, Computershare Investor Services LLC, on or before May 1, 2007. The address for Computershare Investor Services is P.O. Box 43078, Providence, Rhode Island 02940. “Street name stockholders” must contact your broker or other nominee and follow its instructions if you wish to change your vote.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Based on the nomination by the Nominating and Corporate Governance Committee, the Board of Directors recommends the 15 persons described below for election as directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified. 14 of the 15 nominees currently serve on our Board of Directors.

John V. Denson and C. Lloyd Nix, who are both currently serving on the Board of Directors, have each reached age 70, and are thereby not eligible for re-election under the governance guidelines of the Company.

The persons named in the enclosed proxy card, unless a contrary direction is indicated on the enclosed proxy card, intend to vote the shares appointing them as proxies in favor of the nominees named herein. If any of the nominees should be unable to serve, which the Board of Directors does not anticipate will occur, the proxies will be voted for a substitute selected by the Board of Directors, or the Board of Directors may decide not to select an additional person as a director.

Although the Company’s Restated Certificate of Incorporation provides for a maximum of 20 directors, only 15 persons have been nominated to serve on the Board of Directors. The Nominating and Corporate Governance Committee and the current Board of Directors believes that a Board of Directors of 15 persons is practical and efficient at this point in time. The Board of Directors has no current intention to fill the vacancies on the Board of Directors prior to the next annual meeting, although circumstances could necessitate the appointment of additional directors in the future. Unless otherwise specified in the enclosed proxy card, it is intended that votes will be cast for the election of all of the nominees as directors. Proxies cannot be voted for a greater number of persons than the number of actual nominees so named. Vacancies that occur on the Board of Directors may be filled by remaining directors until the next annual meeting of stockholders.

Information About the Nominees

Below is a description of each of the persons whom the Board of Directors has nominated for election as a director of ANB at the annual meeting to serve until the next annual meeting of stockholders or until his or her successor has been elected and qualified. Each of the nominees currently serves as one of our directors except for William Britt Sexton, who is being nominated to serve on the Board of Directors for the first time. The stock ownership with respect to each nominee for election as a director is set forth in the table entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” on page 41.

W. Ray Barnes, 67, has served as a director of ANB since 1998. Mr. Barnes has served as Chairman and Chief Executive Officer of Efficiency Lodge, Inc. (a hotel company) since 1987. Mr. Barnes served as Chairman of the Board of Georgia State Bank, in a non-employee capacity, from 1986 to 2004.

Bobby A. Bradley, 57, has served as a director of ANB since 2005. Ms. Bradley currently serves as Managing Partner of Lewis Properties, LLC (a real estate investment company) and Managing Partner of Anderson Investments, LLC (a technology business investment company), positions she has held since 2003. Ms. Bradley served as President and Chief Executive Officer of Computer Systems Technology, Inc., a technology company she co-founded, from 1989 until April 2003. This technology company was acquired by Science Applications International Corporation (“SAIC”) in April 2003, and Ms. Bradley served as Group Manager of SAIC’s Computer Systems Technology Group from April 2003 until April 2004. Ms. Bradley has served on the Madison County Advisory Board of First American Bank since 2000.

Dan M. David, 61, has served as a director of ANB since 1997. Mr. David has also served as Vice Chairman of ANB since 1997. Mr. David serves as Vice Chairman of First American Bank, which position he has held since February 2005. From 1995 to February 2005 Mr. David served as Chairman and Chief Executive Officer of First American Bank.

Griffin A. Greene, 48, has served as a director of ANB since 2004. His original appointment to the Board was made pursuant to the provisions of the Agreement and Plan of Merger by which ANB acquired Indian River Banking Company. Mr. Greene served on the Board of Directors of Indian River Banking Company from 1999 through 2004, and served as Chairman of the Board of Indian River Banking Company from 2002 through 2004. Mr. Greene continues to serve as Chairman of the Board of Indian River National Bank, a position he has held since 2002. Mr. Greene is the President of Greene Citrus Management, Inc. (a citrus fruit company) where he has worked since 1982.

John H. Holcomb, III, 55, has served as a director of ANB since 1995. Mr. Holcomb has served as Chairman of the Board and Chief Executive Officer of ANB since 1996. Mr. Holcomb served as Chief Executive Officer of National Bank of Commerce of Birmingham (“NBC”) from 1990 through February 2005. Effective February 2005, Mr. Holcomb began serving as Chairman of the Board of First American Bank.

John D. Johns, 55, has served as a director of ANB since 1995. Mr. Johns is currently Chairman, Chief Executive Officer and President of Protective Life Corporation (a publicly-traded insurance company) and has served in such capacities since 2002. Mr. Johns served as President and Chief Operating Officer of Protective Life Corporation from 1996 until 2001. Mr. Johns also serves as a director of Protective Life Corporation, Protective Life Insurance Company (a wholly-owned subsidiary of Protective Life Corporation), Alabama Power Company (a wholly-owned subsidiary of The Southern Company), Genuine Parts Company and John H. Harland Co. Mr. Johns intends to resign from the board of John H. Harland Co. by the 2007 annual meeting of such board, which will reduce the number of outside, public company boards for which he serves to two boards.

John J. McMahon, Jr., 64, has served as a director of ANB since 1997. Mr. McMahon is Chairman of Ligon Industries, LLC (a manufacturer of wastewater treatment equipment and aluminum castings), a position he has held since 1999. Mr. McMahon served as Chairman of the Executive Committee of McWane, Inc. (a pipe and valve manufacturing company) from 1999 through 2005 and served as Chairman of the Board of McWane, Inc. from 1995 until 1998. Mr. McMahon also serves as a director of John H. Harland Co., ProAssurance Corporation and Protective Life Corporation.

C. Phillip McWane, 49, has served as a director of ANB since 1995. Mr. McWane has served as the Chairman of the Board of McWane, Inc. since 1999 and served as President of McWane, Inc. from 1995 until 1998.

William D. Montgomery, 58, has served as a director of ANB since 1996. Mr. Montgomery is a certified public accountant in private practice. From 1974 through 1998, Mr. Montgomery was a partner with the accounting firm of Johnson, Montgomery and Associates, P.A. Mr. Montgomery also serves as a board member of First Gulf Bank, N.A. W. Edgar Welden, one of ANB’s current directors and a nominee for director, is Mr. Montgomery’s brother-in-law.

Richard Murray, IV, 44, has served as a director of ANB since 2002. Mr. Murray has served as President and Chief Operating Officer of ANB since 2000. Prior to such time, Mr. Murray served as Executive Vice President of ANB beginning in 1998 and as Executive Vice President of NBC from 1997 through February 2005. Effective February 2005, Mr. Murray began serving as Vice Chairman of First American Bank.

G. Ruffner Page, Jr., 47, has served as a director of ANB since 1995. Mr. Page is President of McWane, Inc., a position he has held since 1999. He served as Executive Vice President of McWane, Inc. from 1994 until 1998.

John M. Plunk, 53, has served as a director of ANB since 2004. Mr. Plunk is a partner with the law firm of Alexander, Corder, Plunk & Shelly, P.C., where he has worked since 1978. He has served as a director of First American Bank since 1996.

William Britt Sexton, 44, is being nominated to serve on the Board of Directors of ANB for the first time. Mr. Sexton is the Chief Executive Officer of Sexton’s Inc. (an investment holding company), a position he has held since 1997. Mr. Sexton is also the President and Chairman of the Board of several affiliated, privately-owned consumer finance companies located in northern Alabama. He has served as a member of the Board of Directors of First American Bank since 2001. He was identified for nomination by John M. Plunk, an outside director of ANB.

W. Stancil Starnes, 58, has served as a director of ANB since 1995. Mr. Starnes is President, Corporate Planning and Administration, of Brasfield & Gorrie, LLC (a commercial construction firm), a position he has held since 2006. Mr. Starnes was a senior partner in the Birmingham law firm of Starnes & Atchison, LLP, from 1975 to 2006. Since 2006, Mr. Starnes has served “of counsel” with Starnes & Atchison, LLP.

W. Edgar Welden, 64, has served as a director of ANB since 2005. Mr. Welden is an active real estate investor and is the retired Chairman of Southeastern Property Management, Inc. (a real estate development and management company), where he worked from 1977 to 1997. Mr. Welden served as a director of NBC from 1994 through 2005. William D. Montgomery, one of ANB’s current directors and a nominee for director, is Mr. Welden’s brother-in-law.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE DIRECTORS NOMINATED BY THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE.

Information About Directors Not Standing for Re-Election

John V. Denson, 70, has served as a director of ANB since 2001. Mr. Denson served on the Board of Directors of Farmers National Bancshares, Inc. from 1979 through 2001 and served as Chairman of the Board of Farmers National during 2001. Beginning in January 2005, Mr. Denson became a Circuit Judge for Lee County, Alabama. Prior to this position, Mr. Denson was a partner in the Opelika, Alabama law firm of Samford, Denson, Horsley, Pettey, Bridges & Hughes, where he began working in 1960.

C. Lloyd Nix, 70, has served as a director of ANB since 1997. Dr. Nix is retired from the practice of dentistry. From 1965 through 1999, Dr. Nix was engaged in the private practice of dentistry in Decatur, Alabama.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Guidelines

The Company is committed to having sound corporate governance principles. Having such principles is essential to running the Company’s business efficiently and to maintaining the Company’s integrity in the marketplace. ANB’s Board of Directors has adopted corporate governance guidelines that set forth fundamental corporate governance principles of the Company in order to demonstrate the Board’s accountability and its desire to achieve superior business results. The Company has also adopted a Code of Business Conduct and Ethics which is available on ANB’s website at www.alabamanational.com by first selecting “Investor Relations” and then clicking on “Corporate Governance.” The Company’s Board of Directors and Board committee structure are described below.

Director Independence

NASDAQ listing standards require that the Company have a majority of independent directors. Accordingly, because our Board of Directors currently has 16 members, NASDAQ requires that at least 9 of the directors be independent. NASDAQ’s listing standards provide that no director will qualify as “independent” for these purposes unless the Board of Directors affirmatively determines that the director has no relationship with the Company that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Additionally, the listing standard sets forth a list of relationships that would preclude a finding of independence.

The Board affirmatively determines the independence of each director and nominee for election as a director. The Board makes this determination annually. In accordance with NASDAQ’s listing standards, we do not consider a director to be independent unless the Board determines (i) that no relationships exist that would preclude a finding of independence and (ii) that the director has no relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities as a director. Members of the Audit, Compensation and Nominating and Corporate Governance Committees must also meet applicable independence tests of NASDAQ and the Securities and Exchange Commission.

At a meeting held on February 21, 2007, the Board of Directors reviewed a summary of directors’ responses to a questionnaire asking about their relationships with the Company, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors and parties related to the directors. After deliberation, the Board determined that the 10 non-employee directors listed below are independent, and that the members of the Audit, Compensation and Nominating and Corporate Governance Committees also satisfy the independence tests referenced above. Additionally, the Board has determined that William Britt Sexton, the nominee who does not currently serve on the Board, is independent within the meaning of NASDAQ’s listing standards. Therefore, assuming that Mr. Sexton is elected as a director, and taking into account the retirement of Messrs. Denson and Nix at the annual meeting, 9 of the 15 directors on the Board will be independent immediately following the annual meeting.

The NASDAQ rules on director independence provide that certain loans from the Company to the directors and affiliates of directors do not impair the independence of directors. The loans must be made from a financial institution and (1) must be made in the ordinary course of business, (2) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, (3) must not involve more than a normal degree of risk or other unfavorable factors, and (4) must not otherwise be subject to the specific disclosure requirements of SEC Regulation S-K, Item 404. The Company’s banks make loans to directors and their affiliates from time to time. The Company has loan approval procedures and other controls in place to insure that the NASDAQ and SEC independence criteria are met for loans to directors and other insiders and their respective affiliates. Such loans are therefore not considered by the Board in its determinations regarding director independence.

The following table describes the categories or types of transactions, relationships, or arrangements considered by the Board at its February 21, 2007 meeting in reaching its determination that the following current directors and nominees for the Board are independent:

Name	Independent	Transactions/Relationships/Arrangements Considered
W. Ray Barnes	Yes	None

Bobby Bradley	Yes	None

John V. Denson	Yes	Former partner with law firm that performed legal services for First American Bank. 2004 legal fees paid to the law firm were less than $60,000. Mr. Denson became a state judge in January 2005 and is no longer associated with the law firm.

Griffin A. Greene	Yes	None

John D. Johns	Yes	ANB Insurance Services, Inc. sells certain insurance products of Protective Life Corporation, of which Mr. Johns is Chairman of the Board and Chief Executive Officer. First American Bank also has purchased municipal bonds from a subsidiary of Protective Life Corporation in each of 2005 and 2006. In addition, a division of First American Bank originated commercial mortgage loans and serviced certain loans for a subsidiary of Protective Life Corporation in 2005 and 2006. Total payments from ANB to Protective Life Corporation under these arrangements on a combined basis have been less than 1% of the annual revenues of Protective Life Corporation in each of the past annual periods.

William D. Montgomery	Yes	Brother-in-law of Mr. Welden

C. Lloyd Nix	Yes	None

John M. Plunk	Yes	Mr. Plunk is a partner in a law firm that performed legal services for First American Bank in 2006. The legal fees from First American Bank were less than 1% of the law firm’s 2006 revenues.

W. Stancil Starnes	Yes

Mr. Starnes is President, Corporate Planning and Administration of a commercial construction firm which is constructing a bank branch for each of First American Bank and Indian River National Bank. Total construction fees paid to the construction firm during 2006 were less than 1% of the total revenues of this firm for such year.

Mr. Starnes is of counsel and a former law partner of a law firm that performed legal services for First American Bank during 2004, 2005 and 2006. Fees paid to such law firm during these periods were less than 1% of the annual revenues of the law firm.

W. Edgar Welden	Yes	Brother-in-law of Mr. Montgomery

Nominee (not currently a director): William Britt Sexton	Yes	None

Board Structure and Committees

Each director serves for a term of one year or until his successor is elected and qualified. The Board of Directors oversees the business and affairs of the Company and monitors the performance of its management. Although the Board of Directors is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with key executives. Directors also communicate with the Company’s outside advisors, as necessary. The Board of Directors met six times in 2006.

There are currently three standing committees of the Board of Directors: (i) the Audit Committee, (ii) the Compensation Committee, and (iii) the Nominating and Corporate Governance Committee. Each committee is composed of members of the Board of Directors, and each committee reports its actions to the full Board of Directors. Each committee operates under a written charter adopted by the Board. Charters for each of the three standing committees are available on ANB’s website at www.alabamanational.com by first selecting “Investor Relations” and then clicking on “Corporate Governance.” The Board of Directors may from time to time form other committees as circumstances warrant. Such committees will have the authority and responsibility as delegated by the Board.

None of the incumbent directors attended less than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board of Directors on which he or she served. Absent extenuating circumstances, directors are expected to attend annual meetings of the Company’s stockholders. Fourteen directors attended the 2006 annual meeting of stockholders.

The table below shows the current membership of each of the three standing Board committees:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Griffin A. Greene, Chairman	John D. Johns, Chairman	W. Stancil Starnes, Chairman
John D. Johns	Griffin A. Greene	John V. Denson
William D. Montgomery	W. Edgar Welden	John M. Plunk
W. Ray Barnes
C. Lloyd Nix
Bobby A. Bradley

Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: the financial reports and other financial information provided by the Company to its stockholders and others; the Company’s financial policies and procedures and disclosure controls and procedures; the Company’s system of internal controls; and the Company’s auditing, accounting and financial reporting processes. The Audit Committee is directly responsible for appointing and overseeing the Company’s independent registered public accounting firm. The Board of Directors has adopted a charter for the Audit Committee, which is available on ANB’s website at www.alabamanational.com by first selecting “Investor Relations” and then clicking on “Corporate Governance.”

The Board of Directors has carefully evaluated the backgrounds of the members of the Audit Committee and has determined that such members qualify as “independent” as defined in the applicable NASDAQ listing standards and by applicable SEC rules for Audit Committee membership. Furthermore, in accordance with SEC rules, the Board has determined that each of John D. Johns and William D. Montgomery is an “audit committee financial expert” as defined by the applicable SEC rules. The Report of the Audit Committee appears in this proxy statement at page 46. The Audit Committee met eight times in 2006.

Compensation Committee

The Compensation Committee is authorized to approve the compensation to be paid to officers, directors and committee members of ANB. Executive compensation may include, but is not limited to, salary, bonus, performance share awards, stock options, other long-term and annual compensation and any combination thereof as the Compensation Committee deems appropriate in light of the performance of ANB. The Compensation Committee is composed of three directors each of whom has been determined by the Board of Directors to qualify as “independent” under the NASDAQ director independence standards. The Compensation Committee is governed by the Compensation Committee Charter, a copy of which is available on ANB’s website at www.alabamanational.com by first selecting “Investor Relations” and then clicking on “Corporate Governance.” The Compensation Committee Report appears on page 20 of this proxy statement. The Compensation Committee met six times in 2006.

The scope of the Compensation Committee’s authority is limited by the responsibilities that are set forth in the charter. Additionally, in fulfilling its responsibilities, the Compensation Committee is permitted to delegate its authority to subcommittees, in each case to the extent permitted by applicable law. The charter further provides the Compensation Committee with the authority to engage independent compensation consultants and legal advisers when determined by the Committee to be necessary or appropriate in fulfilling its responsibilities. The Compensation Committee has sole authority to retain and terminate any such consultant or legal adviser, including sole authority to approve the fees and other retention terms.

The Compensation Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Committee last reviewed and assessed the adequacy of its charter on February 9, 2007, and approved revisions to the charter adding as one of the Committee’s responsibilities, the review of the Compensation Discussion and Analysis portion of the proxy statement. This amendment was approved by our Board of Directors on February 21, 2007.

Meetings of the Compensation Committee are held at such times and places as the Committee determines. Agendas for meetings are set by the Chairman of the Compensation Committee, in collaboration with the Chief Executive Officer and outside counsel.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to (a) identify individuals qualified to become members of the Board and to recommend director nominees to the Board for election at each annual meeting of stockholders, (b) develop and recommend to the Board a set of corporate governance principles applicable to the Company and (c) oversee the evaluation of the Board and management. The Nominating and Corporate Governance Committee is composed of three directors each of whom has been determined by the Board of Directors to qualify as “independent” under the NASDAQ director independence standards. The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter, a copy of which is available on ANB’s website at www.alabamanational.com by first selecting “Investor Relations” and then clicking on “Corporate Governance.” The Nominating and Corporate Governance Committee met two times in 2006.

Consideration of Director Nominees

Director Qualifications

Criteria that is used by the Nominating and Corporate Governance Committee in connection with evaluating and selecting new directors includes factors relating to whether the director candidate would meet the definition of “independence” required by the NASDAQ listing standards, as well as skills, occupation and experience in the context of the needs of the Board. The Company’s Guidelines of Significant Governance Issues (the “Governance Guidelines”) also set forth certain factors that should be considered by the Nominating and Corporate Governance Committee in recommending a nominee to the Board, including relevant experience, intelligence, independence, commitment, integrity, diligence, conflicts of interest, age, compatibility with the Board and the Board culture, prominence, understanding of the Company’s business, the ability to act in the interests of all stockholders and other factors deemed relevant. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Process for Identifying and Evaluating Nominees for Director

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

Director Nominees Proposed by Stockholders

The Nominating and Corporate Governance Committee will consider stockholder-recommended candidates for inclusion by the Board of Directors in the slate of nominees that the Board recommends to the stockholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the selection criteria described above. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

Stockholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting the following information to the “Nominating and Corporate Governance Committee of ANB,” c/o Corporate Secretary of Alabama National BanCorporation, 1927 First Avenue North, Birmingham, Alabama 35203:

•	The name of the recommended person;

•	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;

•	The written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•

As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

•	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Stockholder Communications with the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will be primarily responsible for monitoring communications from stockholders and will provide copies or summaries of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairman of the Nominating and Corporate Governance Committee

c/o Corporate Secretary of Alabama National BanCorporation

1927 First Avenue North

Birmingham, Alabama 35203

All communications to the Company’s directors will be relayed to the Nominating and Corporate Governance Committee without being screened by management.

Executive Sessions

Executive sessions of independent directors are to be held at least two times a year and otherwise as needed. The sessions are chaired by an independent director selected by a majority of the independent directors.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, which establishes the compensation of the executive officers of ANB, during 2006 was comprised of Messrs. Johns, Greene and Welden. No member of the Committee during 2006 was an executive officer of another company whose board of directors has a comparable committee on which one of our executive officers serves.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives. Our compensation program is designed to allow us to attract, motivate and retain the highest quality executives, to align their financial interests with those of our stockholders and to reward behavior that enhances stockholder returns. The program is intended to place a significant amount of executive compensation “at risk” based on the performance of the company and the executive.

We compensate our senior management through a mix of base salary, short-term performance-based cash bonuses and long-term performance-based equity compensation. Other than with respect to the CEO, during 2006 the cash bonus portion of incentive compensation was designed to reward individual performance, company-wide earnings per share growth, and the achievement of specific operational goals within the areas under the control of the relevant executive. For the CEO, the cash bonus portion of incentive compensation has been designed to reward company-wide earnings per share growth. The equity awards portion of incentive compensation for all of our executive officers is designed to reward company-wide performance through tying the award to long-term earnings per share growth and other performance based criteria.

Oversight of the Executive Compensation Program. Our Compensation Committee has oversight of the executive compensation program and approves the compensation paid to our executive officers. The Compensation Committee’s primary responsibilities include the following:

•	Reviewing and approving the amount, form and terms of compensation to be paid to our executive officers;

•	Reviewing and making recommendations to the Board regarding our policies and procedures pertaining to director compensation;

•	Reviewing and making recommendations to the Board regarding executive compensation and benefit plans and programs;

•	Overseeing and administering our equity-based plans; and

•	Reviewing and discussing with management this Compensation Discussion and Analysis section, and recommending to the Board its inclusion in the proxy statement.

Board and Compensation Committee Process. The Compensation Committee approves all compensation and awards to executive officers of the company, which include the CEO, CFO, COO, Vice Chairman, each of the executive vice presidents of the company, the Controller, and the CEO of First American Bank. For salary and bonus amounts related to 2006, the Compensation Committee ratified the amounts approved by the CEO relating to the Executive Vice President of Risk Management and the Controller of the company. Generally, on its own initiative, the Compensation Committee reviews the performance and compensation of the CEO and, following discussions with the CEO and, where it deems appropriate, its compensation consultant or other appropriate advisors, establishes the CEO’s compensation levels. For the remaining executive officers, the CEO makes recommendations to the Compensation Committee. The Committee reviews these recommendations with the assistance of its compensation consultant (Cole Financial for 2006 compensation, and Mercer Human Resource Consulting for 2007 compensation), and with certain adjustments, typically approves these recommendations. With respect to equity compensation awarded to other executives, the Compensation Committee grants performance share awards, generally based upon the recommendation of the CEO for executives other than the CEO, and the assistance of its compensation consultant.

Use of Compensation Consultant. To assist the Compensation Committee in setting 2006 compensation for the five executive officers who are identified in the Summary Compensation Table on page 20 (whom we refer to as our named executives), and certain other executive officers, the Compensation Committee consulted with Ben S. Cole Financial Incorporated of Boston, Massachusetts, executive compensation consultants. Cole

Financial had been engaged by the Committee for several years prior to 2006, and had assisted the Compensation Committee in structuring the overall compensation program. Cole Financial provided a report to the Compensation Committee in late 2005 that compared the compensation of the named executives with the compensation of executive officers of comparable responsibility levels at comparably-sized financial institutions. The Compensation Committee used the data compiled by Cole Financial in evaluating the competitiveness of the 2006 compensation packages set for ANB’s executive officers. In October 2006, the Committee elected to retain Mercer Human Resource Consulting to assist the Committee in setting compensation packages for the executive officers in 2007. Mercer was chosen based on several factors, including its experience with financial institution executive compensation, its ability to provide consultants from its Atlanta, Georgia office, which would make them more available to attend Committee meetings, and its proposal regarding fee structure. Mercer was engaged by the Committee to:

•	develop a peer array of comparable companies for the purpose of analyzing competitive compensation rates;

•	evaluate the alignment of executive compensation and company performance;

•	review the annual pay package of the executive officers of the company;

•	review the long-term incentive program of the company; and

•	review the disclosures regarding executive compensation in the annual proxy statement of the company.

Targeted Overall Compensation for 2006 and 2007. In late 2005, Cole Financial assisted the Compensation Committee in establishing “targeted overall compensation”—i.e., the aggregate level of compensation that we will pay to the named executives if performance goal targets are met. Cole Financial performed a study of compensation of senior management at 40 comparable financial institutions. The comparable companies used in this analysis by Cole Financial were as follows:

Amcore Financial, Inc.	MAF Bancorp Inc.	Republic Bancorp Inc.
Amegy Bancorp Inc.	First Midwest Bancorp Inc.	S&T Bancorp Inc.
Bankatlantic Bancorp Inc.	FNB Corp.	Silicon Valley Bancshares
Bankunited Financial Corp.	Gold Banc Corporation Inc.	South Financial Group Inc.
BFC Financial Corp.	Greater Bay Bancorp.	Sterling Financial Corp.
Bremer Financial Corp.	Harleysville National Corp.	Susquehanna Bancshares Inc.
Chittenden Corp.	International Bancshares Corp.	Texas Regional Bancshares Inc.
Citizens Banking Corp.	MB Financial Inc.	Trustmark Corp.
Community Bank System Inc.	National Penn Bancshares Inc.	UCBH Holdings Inc.
Corus Bankshares Inc.	NBT Bancorp Inc.	United Bankshares Inc.
CVB Financial Corp.	Northwest Bancorp Inc.	United Community Banks Inc.
First Citizens Bancorporation Inc.	Pacific Capital Bancorp.	Unizan Financial Corp.
First Commonwealth Financial Corp.	Park National Corp.
First Interstate Bancsystem Inc.	Provident Bankshares Corp.

The Committee analyzed the results of Cole Financial’s study to assist it in setting targeted overall compensation for our executive officers for 2006. The Compensation Committee, in consultation with the CEO, also considered other factors in setting the target compensation for our executive officers (other than the CEO) for 2006, including (i) the level of experience of the officer, (ii) the performance of the company in prior years as compared to the performance of the peer group companies, and (iii) the individual and departmental performance of each executive officer. Each of our executive officers has been with the company for several years, and historical compensation package levels also influence the establishment of current year pay packages and structures.

Based on the Committee’s analysis, we established the targeted overall compensation for 2006 (which includes base salary, target Annual Incentive Plan bonus, and the estimated full value of the target Performance

Share Plan award) of Mr. Holcomb, our CEO, at $1,038,136, Mr. Matthews, our Executive Vice President and CFO, at $590,900, Mr. Murray, our President and COO, at $623,900, Mr. David, our Vice Chairman, at $350,760, and Mr. Thompson, the CEO of First American Bank, our largest subsidiary, at $434,640.

Additionally, based on our analysis of executive compensation conducted in late 2006 and early 2007, we established the targeted overall compensation for 2007 (which includes base salary, target Annual Incentive Plan bonus, and the estimated full value of the target Performance Share Plan Award) of Mr. Holcomb at $1,293,650, Mr. Matthews at $670,575, Mr. Murray at $705,575, Mr. David at $367,730, and Mr. Thompson at $455,595. As more fully discussed below under the section entitled “Equity Compensation—Performance Share Awards,” the company in 2007 also made grants to executive officers of special longer-term retention based awards under the company’s Performance Share Plan. These awards are to be considered special awards and will not be made on an annual basis. The primary purpose of the long-term awards is for the awards to serve as a longer-term retention incentive for the executives during the seven-year award period.

Allocation of Targeted Compensation Among Components. Under our targeted compensation structure for 2006, the mix of base salary, bonus and equity compensation varied depending upon the executive’s position as follows:

	Base Salary	Bonus (Target)	Equity (Target)
John H. Holcomb, III	44%	33%	23%
William E. Matthews, V	44%	29%	27%
Richard Murray, IV	45%	29%	26%
Dan M. David	63%	19%	18%
James M. Thompson, III	52%	26%	22%

Under our targeted compensation structure for 2007, the mix of base salary, bonus and equity compensation (excluding the one time seven-year performance share award granted in 2007) varies depending upon the executive’s position as follows:

	Base Salary	Bonus (Target)	Equity (Target)
John H. Holcomb, III	39%	35%	26%
William E. Matthews, V	42%	32%	26%
Richard Murray, IV	43%	33%	24%
Dan M. David	62%	19%	19%
James M. Thompson, III	52%	26%	22%

In allocating compensation among these three elements, we believe that the compensation of our senior executive officers—those who have the greatest ability to affect our financial performance—should be significantly performance-based. In making these allocations, we relied in part upon the advice of our compensation consultants. We selected allocations that we believe are consistent with our overall compensation philosophy as described above.

Components of Compensation.

Base Salaries. Executive officers’ base salaries are determined principally by the level of responsibilities required by the position. However, the Compensation Committee also considers individual competence, the length of an individual’s service in a position with the company and prior year base salaries, and for 2006 salary levels, information provided by Cole Financial relating to base salaries paid to persons in similar positions at 40 other banking companies and bank holding companies of comparable size. Company performance in prior years is also a factor in determining the amount of any increase in base salary. Additionally, in establishing the base salaries of executive officers other than the CEO, the Compensation Committee reviews recommendations by the CEO. The Committee’s compensation strategy for the named executives as a group is to pay salaries at or near the median of named executives as a group in the peer group provided by the compensation consultant. However, the base salary of each named executive is not entirely objectively determined, but instead reflects a level that we conclude is appropriate based on the factors discussed above.

The base salaries and incentive bonuses that were earned in 2006 by our named executives, each of whom was also an officer of First American Bank, were paid by First American Bank. Except for Mr. Thompson (who is not an employee of our holding company), we reimburse First American Bank for a portion of the base salary and bonus of these individuals based on an allocation of time that such executives spent on holding company matters.

At its meeting in February 2007, the Compensation Committee set base salaries for our executive officers for 2007. The Committee considered the same factors for setting base salaries in 2007 as it used in 2006, and also considered information provided to the Committee by Mercer related to base salaries paid to persons in similar positions at 14 other banking companies and bank holding companies of comparable size. Mercer selected the peer group based on several factors including asset size, and comparable growth in revenues, net income and assets. Mercer also selected companies in similar lines of business as the company and that have comparable analyst coverage. The comparable companies used in this analysis by Mercer were as follows:

Trustmark Corp.	Texas Regional Bancshares, Inc.
First Midwest Bancorp, Inc.	United Bankshares Inc.
UCBH Holdings, Inc.	United Community Banks, Inc.
Susquehanna Bancshares, Inc.	Provident Bankshares Corp.
MB Financial Inc.	Hancock Holding Co.
UMB Financial Corp.	First Commonwealth Financial Corp.
UMPQUA Holdings Corp.	F N B Corp.

Based on the analysis of Mercer, the combination of base salary and bonus of our named executives for 2006 was below the median of these amounts for the peer group described above, while our financial performance for the one and three year periods ending December 31, 2005 was above the median of our peer group. Based on its analysis, the Compensation Committee concluded that for 2007, a base salary of $500,000 was appropriate for our CEO, a base salary of $285,000 was appropriate for our CFO, a base salary of $305,000 was appropriate for our COO, a base salary of $230,000 was appropriate for our Vice Chairman, and a base salary of $235,000 was appropriate for the CEO of our largest subsidiary, First American Bank. These base salaries were not entirely objectively determined, but instead reflect levels that we concluded were appropriate based on the factors discussed above.

Salaries paid to the named executives in 2006 are shown in the Summary Compensation Table on page 20.

Cash Bonuses under Annual Incentive Plan. Our practice is to make annual awards of cash bonuses to executive officers under our Annual Incentive Plan based on the satisfaction of performance objectives during a fiscal year. The plan includes nine specific performance criteria that can be used in setting bonuses, but also allows the Committee to select other reasonable criteria in setting bonuses. If the total overall compensation of an executive would exceed $1 million, however, then the plan limits us to the nine prescribed performance criteria listed in the plan because of the adverse tax consequences to us of paying nonperformance-based compensation in excess of that amount.

For our CEO, the performance goal under the plan in 2006 was growth in our earnings per share (diluted). We selected earnings per share as the performance goal because we believe that sustained growth in earnings per share is well correlated with shareholder value creation. For all of our executive officers other than the CEO, the criteria established by the Committee for 2006 bonuses under the Annual Incentive Plan are (i) growth in the company’s earnings per share (diluted) in 2006 as compared to earnings per share results in 2005, (ii) individual goal achievement in 2006 and (iii) departmental performance in 2006. The weighting of these factors for the executives is as follows: earnings per share goals—50%, individual goals—25%, and departmental goals—25%. This weighting has been developed over time by the Compensation Committee and is believed to serve as an effective incentive for enhanced individual, departmental and company-wide performance. Bonus criteria for earnings per share (diluted) growth is based on target annual growth of 10% over 2005. The Compensation Committee approved these performance metrics based on a 10% growth rate of our earnings per share.

Consistent with our approach described above for allocating overall targeted compensation among the three components of compensation, each year the Compensation Committee establishes a target bonus amount for each executive officer. The target bonus amount is expressed as a percentage of the executive’s base salary. For 2006, the target bonus amounts for Messrs. Holcomb, Matthews, Murray, David and Thompson were 75%, 65%, 65%, 30% and 50%, respectively, of such executive’s 2006 base salary. These target bonus percentages were approved by the Compensation Committee based on review of bonus metrics used by the peer group for executives in comparable positions and consultation with Cole Financial.

For 2006 (and 2007), the actual bonus that could be earned varies based on a comparison of actual performance against the pre-established performance criteria. For each performance metric, in addition to target performance level, the Compensation Committee approved a threshold and maximum payout level, and the corresponding percentage of the target bonus that could be earned, as shown below:

Actual Performance Level Achieved	Payout as a % of the Target Bonus Amount
Maximum	200%
Target	100%
Threshold	33%
Below Threshold	0%

The Annual Incentive Plan provides for interpolation between the threshold, target and maximum performance levels to determine the exact percentage of the bonus to be paid. After the end of the fiscal year, the Compensation Committee specifically reviews whether the performance criteria were satisfied and approves the payout of bonuses to the executive officers participating in the Plan, including the Chief Executive Officer. The Chief Executive Officer assists and advises the Committee on the attainment of individual and departmental goals for the other executive officers.

At the meeting of the Compensation Committee in February 2007, the Committee established bonus targets and bonus criteria under the Annual Incentive Plan for 2007. The target levels and criteria were similar to those used in 2006 with two differences. First, the criteria for our CFO and COO were modified such that their bonus would be based solely on earnings per share growth, which has historically also been the sole criteria for our CEO. This change was made because the Committee believed that the incentive bonuses for our CFO and COO should be tied solely to the objective measure of overall company performance. Second, the target bonuses as a percentage of base salary were raised for our CEO, CFO and COO. These percentages were raised based on recommendations that we received from Mercer which advised the Committee that the salary and bonus portion of our CEO, CFO and COO compensation packages were below the median of the peer group used by Mercer in its analysis. Based on Mercer’s analysis, which reflected that the current compensation program was under-rewarding performance, the Committee approved the structure of bonuses for executives under the Annual Incentive Plan for 2007 as described below.

For our CEO, CFO and COO, the performance goal under the plan in 2007 is growth in our earnings per share. We again selected earnings per share because of its direct correlation to the interests of our stockholders. For our Vice Chairman and the CEO of our largest subsidiary, the criteria established by the Committee for 2007 bonuses under the Annual Incentive Plan are (i) growth in the company’s earnings per share (diluted) in 2007 as compared to earnings per share results in 2006, (ii) individual goal achievement in 2007 and (iii) departmental performance in 2007. The weighting of these factors for these two executives is as follows: earnings per share goals—50%, individual goals—25%, and departmental goals—25%. Bonus criteria for earnings per share (diluted) growth is based on target annual growth of 10% over prior year.

The target bonus amount is expressed as a percentage of the executive’s base salary. For 2007, the target bonus amounts for Messrs. Holcomb, Matthews, Murray, David and Thompson is 90%, 75%, 75%, 30% and 50%, respectively, of such executive’s 2007 base salary. The amount of bonus that will be payable is based on the extent to which pre-established performance criteria are actually achieved. For 2007, the Compensation Committee selected the same performance levels (maximum, target and threshold) and the same payout percentages based on the target award (200%, 100% and 33%) as were used in 2006.

Annual Incentive Plan bonuses paid to the named executives for 2006 performance are shown in the Summary Compensation Table on page 20.

Equity Compensation—Performance Share Awards. Since 2001, the only form of equity compensation awarded to executive officers has been annual performance share awards under our Performance Share Plan. We awarded stock options to certain of our named executives in 2000, but no options have been awarded since that date. The Performance Share Plan is administered by the Compensation Committee and is a key component of executive compensation. The plan is designed to attract individuals of outstanding ability and to encourage key employees to acquire a proprietary interest in us, to continue their employment with us and to render superior performance during such employment.

The Performance Share Plan enables the Compensation Committee to select, at its discretion, executive officers to receive equity incentive awards under the plan. At the time the Compensation Committee grants a performance share award under the plan, the Compensation Committee is required to fix an award period of between one and ten years. Each performance share award is based on the satisfaction of any conditions to payment that the Compensation Committee may prescribe at the time of grant. The plan permits the Committee to use any reasonable basis that the Committee may select. However, if the Compensation Committee determines it necessary to qualify an executive’s compensation under Section 162(m) of the Internal Revenue Code, then the conditions are limited to the following: growth in net income per share, return on average equity in comparison to other banks and bank holding companies, and the growth in stockholders’ equity per share or tangible stockholders’ equity per share. We believe that these performance metrics are critical in terms of creating and maintaining long-term stockholder value.

Consistent with the method in which we establish the size of cash bonus awards, each year the Compensation Committee establishes a target award amount for each executive officer. The target award amount is reflected as a number of performance shares and is based on the range of market prices of the company’s shares during the period immediately prior to the time of grant. For the 2007 awards, we determined the size of the target award amount to be granted by reviewing the long-term incentive opportunities provided to executives in similar positions at peer banks provided by Mercer and determining the desired total long-term compensation component of the particular employee’s compensation package.

The percentage of the performance share award that is earned at the end of the award period can range from 0% to 170% of the target award amount and is based on the extent to which the pre-established performance criteria were actually satisfied. At the end of the award period applicable to a particular award, the Compensation Committee determines whether and to what extent the conditions for payment of the award have been satisfied. If and once earned, performance share awards are paid by us partially through the issuance of common stock, as well as partially through the payment of an amount of cash to the executive equal to the amount of taxes that we are required to withhold as a result of the payout. The number of shares of common stock to be issued is based on the fair market value of the total number of performance shares determined to have been earned, less the portion of the award that was paid in cash (which cash portion is applied towards settlement of tax withholding obligations).

In January 2006, the Compensation Committee approved a grant of performance share awards under the plan to our named executives. The criteria established by the Compensation Committee to determine the percentage of the award payable is the compounded annual growth rate of our annual earnings per share (diluted)

(which we refer to as “EPSCAGR”) during the four-year award period beginning on January 1, 2006 and ending on December 31, 2009. We believe that the EPSCAGR performance metric is well correlated with long-term shareholder value creation.

In January and February 2007, the Compensation Committee approved two separate grants of performance share awards to our executive officers: (1) the annual performance share awards and (2) a special retention-based long term performance share award. With respect to the annual award, the target award amounts for Messrs. Holcomb, Matthews, Murray, David and Thompson were 5,000, 2,500, 2,500, 1,000 and 1,500 performance shares, respectively, and the Committee selected a four-year award period beginning on January 1, 2007 and ending on December 31, 2010. The criteria established by the Compensation Committee to determine the percentage of each award that will be payable is our EPSCAGR during the award period. The target award amount can be achieved if we attain an EPSCAGR of 10% during the four-year award period, the maximum award (170% of the target) can be achieved if we attain a four-year EPSCAGR of 14.5%, and the executives will not receive any payout of the award unless we attain a four-year EPSCAGR of 5%. The Performance Share Plan provides for interpolation between the threshold, target and maximum award levels to determine the exact percentage of performance shares to be paid out. The Compensation Committee approved these performance metrics based on a 10% growth rate of our earnings per share which we have consistently set as the growth goal for our management team.

With respect to the retention-based, long term award, the target award amounts for Messrs. Holcomb, Matthews, Murray and Thompson were 10,750, 7,750, 7,750, and 5,750 performance shares, respectively, and the Committee selected a seven-year award period beginning on January 1, 2007 and ending on December 31, 2013. The performance criteria established by the Committee to determine whether these long-term awards are payable is the tangible book value per share of the company at the end of the award period. The target award is based on the company having tangible book value per common share of at least $30.00 as of December 31, 2013, and 100% of the target award will be earned if this criteria is achieved. The payout, if any, of the long-term awards granted to executives under the plan will occur in 2014, after the completion of the award period. The primary purpose of the long-term awards is for the awards to serve as a retention incentive for the executives during the seven-year award period. The Compensation Committee approved these long-term awards based on an analysis by Mercer that the executive officers of the company were below the median of the executives of the company’s peer group with respect to long-term compensation. The Committee also believed that the executive officer team’s successful performance track record merited placing a value on a longer-term retention based award. The Committee did not grant Mr. David a long-term award because he will reach retirement age during the award period.

The number of performance shares awarded to our named executives in January 2006, and the value of those awards determined in accordance with SFAS 123R, are shown in the Grants of Plan Based Awards Table on page 22. Information regarding the February 2007 payout of performance shares awarded to our named executives in 2003 (for the award period 2003-2006) is discussed on page 25.

Change-in-Control Benefits. Our senior management and other employees have built our company into the successful enterprise that it is today, and we believe that it is important to protect their financial interests in event of a change-in-control. Further, it is our belief that the interests of stockholders will be best served if the interests of our senior executive officers are aligned with them, and providing change-in-control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change-in-control transactions that may be in the best interests of our stockholders. Accordingly, we have entered into employment continuation agreements with each of the named executives which provide for certain benefits in the event of a change-in-control of the company, as well as upon the termination of a named executive’s employment following a change-in-control, such as the merger or consolidation of the company with another entity, or the sale of all or substantially all of our assets.

Details regarding the change in control arrangements with our named executives, as well as the amounts that would be payable to these executives upon a change of control and/or termination of employment are discussed below under the caption “Potential Payments Upon Termination or Change of Control” on page 27.

Retirement Plans. One of our subsidiaries, now known as First American Bank, previously maintained a traditional defined benefit “pension” plan for the benefit of its employees. However, effective December 31, 1999, the pension plan was frozen such that no new participants were added to the plan and the benefits under that plan for existing participants were frozen. There has not been any accrual of benefits after December 31, 1999. Three of our named executives, Messrs. Holcomb, Matthews and Murray, are participants in this pension plan.

We replaced the defined benefit plan with a 401(k) plan pursuant to which we match 100% of the first 6% of each employee’s contributions to the plan per year. When we calculate targeted overall compensation for our senior executive officers, we factor in the benefits expected to be received under the pension benefit plan and 401(k) plan. Additional details regarding the frozen pension plan are provided below under the caption “Pension Benefits” beginning on page 25.

Deferral of Receipt of Bonuses and Equity Awards. The executive officers are permitted to defer payment of bonuses and equity awards payable to them under the Annual Incentive Plan and Performance Share Plan, respectively, as permitted by the terms of the Alabama National BanCorporation Plan for Deferral of Compensation by Key Employees (the “Deferral of Compensation Plan”). Under the terms of this plan, executives are permitted to defer payment of bonus and equity amounts and may specify the point in time in the future when such amounts will be payable. This deferral program allows executives to save for retirement in a tax-effective way at a minimal cost to the company. Under the terms of the plan, the executive may elect to have the deferred amount be subject to the cash payment provisions of the plan, or translate the deferred amount into stock equivalents of the company. Deferred amounts that are subject to the cash payment provisions of the plan are credited with interest at a rate equal to 30-day LIBOR plus 75 basis points. Deferrable compensation which is elected to be translated into stock equivalents is converted into equivalents of shares of common stock of the company based on the average closing price for the twenty (20) days prior to the date that the bonus compensation is deferred. Amounts allocated to the stock equivalent account are also credited with additional stock equivalents when dividends are declared by the company. The dollar amount of performance share awards that were deferred by the named executives in 2006 is shown in the Nonqualified Deferred Compensation Table on page 27. All of the executive officer participants in the Deferral of Compensation Plan have elected for their deferral amounts to be translated into stock equivalents.

Perquisites and Other Benefits. We regularly review the perquisites that executive officers receive. The primary perquisites for senior executive officers are automobile related expenses, individual income tax return preparation services, and limited non-business use of the company aircraft. Two of our named executives receive the perquisite of payment of certain social club dues. Additionally, the company provides a separate disability policy for three of our named executives.

Senior management, including the named executives, also participate in the company’s other benefit plans on the same terms as other employees. These plans include medical insurance, life insurance, accidental death and dismemberment insurance, and long term disability insurance. Our executive officers are also permitted to participate in certain company-wide unsubsidized insurance plans such as group dental, vision and short-term disability insurance.

Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986 (as amended) generally limits the corporate tax deduction for compensation in excess of $1.0 million that is paid to a named executive, unless certain performance-based conditions are met. In establishing and administering the company’s compensation programs, the Compensation Committee complies with the requirements of Section 162(m), although the company retains the flexibility to pay compensation that is not eligible for such treatment under Section 162(m) if it is in the best interest of the company to do so.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:

John D. Johns, Chairman

Griffin A. Greene

W. Edgar Welden

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the named executives for the fiscal year ended December 31, 2006. The Company has not entered into any employment agreements with any of the named executives. When setting total compensation for each of the named executives, the Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation.

Based on the compensation reflected in the table below, “Salary” accounted for the following percentages of each named executive’s total compensation: 43.3% for Mr. Holcomb, 42.3% for Mr. Matthews, 43.1% for Mr. Murray, 56.6% for Mr. David, and 52.5% for Mr. Thompson.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
John H. Holcomb, III Chairman and CEO	2006	$460,000	—	$256,916	—	$306,200	$3,091	$35,227	$1,061,434

William E. Matthews, V Executive Vice President and CFO	2006	$260,000	—	$166,580	—	$160,000	$0	$28,136	$614,716

Richard Murray, IV President and COO	2006	$280,000	—	$166,580	—	$171,600	$0	$31,228	$649,408

Dan M. David Vice Chairman	2006	$220,000	—	$75,092	—	$66,000	—	$27,772	$388,864

James R. Thompson, III CEO of First American Bank	2006	$225,000	—	$87,121	—	$90,000	—	$26,184	$428,305

(1)	Cash bonuses were paid to the named executives under the company’s Annual Incentive Plan. As required by SEC rules, these bonuses are reported in the column entitled “Non-Equity Incentive Plan Compensation.”
(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to 2006 for the fair value of performance shares granted in 2003, 2004, 2005 and 2006, in accordance with SFAS 123R, provided, however, that the estimate of forfeitures related to continued service has been disregarded. The performance shares are subject to the satisfaction of performance conditions, as described in “Outstanding Equity Awards at 2006 Fiscal Year End” on pages 23-24 and “Option Exercises and Stock Vested in 2006” on page 25. These amounts reflect the company’s accounting expense for the performance shares, and do not correspond to the actual value that will be recognized by the named executives. For additional information on the valuation assumptions with respect to the 2006 performance share awards, refer to Note 13 of the Consolidated Financial Statements in the Form 10-K for the year ended December 31, 2006. For additional information on the valuation assumptions with respect to performance share awards made in 2003, 2004 and 2005, refer to Note 12 of the Consolidated Financial Statements in the Form 10-K for the respective year end.

(3)	This column represents the dollar value of 2006 cash bonuses earned under the company’s Annual Incentive Plan. As described in the Compensation Discussion and Analysis on page 15, for our CEO the performance goal under the Annual Incentive Plan for 2006 was growth in earnings per share (diluted). Mr. Holcomb’s target bonus amount (equal to 75% of his base salary) would have been payable if our earnings per share (diluted) in 2006 was $4.20. A maximum bonus amount, equal to 200% of the target bonus amount (or 150% of Mr. Holcomb’s base salary), would have been payable if our 2006 earnings per share (diluted) was $4.30 or higher. A threshold bonus amount, equal to 33% of the target bonus amount (or 25% of Mr. Holcomb’s base salary), would have been payable if our 2006 earnings per share (diluted) was at least $4.01. No bonus would have been paid if our 2006 earnings per share (diluted) was less than $4.01. Based on our actual earnings per share (diluted) of $4.17 in 2006, Mr. Holcomb’s bonus for 2006 represented 88.77% of the targeted bonus amount. As described in the Compensation Discussion and Analysis on page 15, the Annual Incentive Plan bonuses for the other executive officers for 2006 were based on three separate performance criteria that were weighted to compute the bonuses payable. Based on the criteria for each of these executives, Mr. Matthews’s bonus represented 94.67% of his targeted bonus amount, Mr. Murray’s bonus represented 94.29% of his targeted bonus amount, Mr. David’s bonus represented 100.00% of his targeted bonus amount, and Mr. Thompson’s bonus represented 80.00% of his targeted bonus amount.
(4)	This column represents the change in pension value for Messrs. Holcomb, Matthews and Murray, who were participants in the now frozen pension plan. For Messrs. Matthews and Murray, the pension value decreased in 2006 by $877 and $894, respectively. See the Pension Benefits table on page 26 for additional information, including the present value assumptions used in these calculations. Messrs. David and Thompson are not participants in the pension plan.
(5)	See the All Other Compensation Table below for additional information.

All Other Compensation Table

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name of Executive	Company 401(k) Contributions (1)	Life Insurance Premiums (2)	Other Benefits (3)	Total
John H. Holcomb, III	$13,200	$444	$21,583	$35,227
William E. Matthews, V	13,200	444	14,492	28,136
Richard Murray, IV	13,200	444	17,584	31,228
Dan M. David	13,200	2,740	11,832	27,772
James R. Thompson, III	13,200	1,038	11,946	26,184

(1)	This column represents company contributions to ANB’s 401(k) Employee Capital Accumulation Plan.
(2)	For Messrs. Holcomb, Matthews and Murray, this column represents the payment of premiums by ANB on a group term life and accidental death and dismemberment policy. For Messrs. David and Thompson, this column reflects the payment of premiums by First American Bank on a term life insurance policy.
(3)	This column reports the total amount of other benefits provided to the named executives, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for any named executive. These other benefits include:
(a)	Amounts for non-business use of a corporate aircraft for Mr. Holcomb of $5,944.
(b)	Amounts for non-business use of a Company provided automobile, including variable and fixed costs, of $4,700, $6,950, $8,481, $6,287 and $7,500 for Messrs. Holcomb, Matthews, Murray, David and Thompson, respectively.
(c)	Country club membership dues of $2,520 and $3,240 for Messrs. David and Thompson, respectively.
(d)	Rotary club dues of $819 for Mr. David.
(e)	Amounts for individual income tax preparation services for Messrs. Holcomb, Matthews and Murray of $3,542, $4,039 and $5,422, respectively.
(f)	Payment of disability insurance policy premiums of $6,191, $2,297 and $2,475 for Messrs. Holcomb, Matthews and Murray, respectively.
(g)	Payment of long-term disability policy premiums of $666 for each of Messrs. Holcomb, Matthews, Murray, David and Thompson, respectively.
(h)	Company charitable contribution of $1,000 for Mr. David.
(i)	Payment of parking fees of $540 for each of Messrs. Holcomb, Matthews, Murray, David and Thompson.

Grants of Plan-Based Awards in 2006

The following table provides information about equity and non-equity awards granted to the named executives in 2006: (1) the grant date; (2) estimated possible payouts under non-equity incentive plan awards, which consist of potential cash bonuses under the Annual Incentive Plan for the 2006 performance period; (3) estimated future payouts under equity incentive plan awards, which consist of the estimated number of performance shares granted in 2006 under the Performance Share Plan for the 2006-2009 performance period; and (4) the grant date fair value of each equity award under the Performance Share Plan computed under SFAS 123R.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John H. Holcomb, III	1/25/06	$113,850	$345,000	$690,000	1,200	3,600	6,120	—	—	—	$291,420
William E. Matthews, V	1/25/06	$55,770	$169,000	$338,000	833	2,500	4,250	—	—	—	$202,375
Richard Murray, IV	1/25/06	$60,060	$182,000	$364,000	833	2,500	4,250	—	—	—	$202,375
Dan M. David	1/25/06	$21,780	$66,000	$132,000	333	1,000	1,700	—	—	—	$80,950
James R. Thompson, III	1/25/06	$37,125	$112,500	$225,000	500	1,500	2,550	—	—	—	$121,425

(1)	These columns show the potential value of the bonus payout for each named executive under the Annual Incentive Plan if the threshold, target or maximum performance goals had been satisfied. The actual bonus paid to each named executive is reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 20. The performance goals and payout percentages for the 2006 bonus awards are described in the Compensation Discussion and Analysis on page 16 and in Note 3 to the Summary Compensation Table on page 20.
(2)	These columns show the potential number of performance shares that may be paid out to the named executives under the Performance Share Plan at the end of the four-year award period beginning on January 1, 2006 and ending on December 31, 2009 if the threshold, target or maximum performance goals are satisfied. The criteria established by the Compensation Committee to determine the percentage of the award payable is the compounded annual growth rate of our annual earnings per share (diluted) (which we refer to as “EPSCAGR”) during the four-year award period. The target award amount can be achieved if we attain an EPSCAGR of 10% during the award period. The maximum award (which is 170% of the target award amount) can be achieved if we attain a four-year EPSCAGR of 14.5%. The named executives will not receive any payout of the award unless we attain a four-year EPSCAGR of 5%. The Performance Share Plan provides for interpolation between the threshold, target and maximum award levels to determine the exact percentage of performance shares to be paid out.
(3)	This column reflects the full grant date fair value of the 2006 performance share awards to the named executive, as calculated in accordance with FAS 123R. The full grant date fair value is calculated by multiplying the number of shares expected to be paid out by the fair market value of ANB’s stock on the date of grant. The grant date fair value of the performance share awards issued during 2006 was $64.74 per share.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table provides information on the holdings of unexercised stock options and unearned performance share awards by the named executives as of December 31, 2006. Each equity grant is shown separately for each named executive. All of the options are vested. Each of the performance share awards are subject to the satisfaction of specified performance objectives over a four-year performance period.

For additional information about the unearned performance share awards, see the description of each award immediately following this table and the description of equity compensation in the Compensation Discussion and Analysis beginning on page 17.

	Option Awards						Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer -cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Performa -nce Share Award Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John H. Holcomb, III	12/31/99	20,000	—	—	$18.875	12/31/09	12/17/03 1/19/05 1/25/06	—	—	6,000 5,100 6,120	$ $ $	412,380 350,523 420,628
William E. Matthews, V	—	—	—	—	—	—	12/17/03 1/19/05 1/25/06	—	—	4,000 3,230 4,250	$ $ $	274,920 221,998 292,103
Richard Murray, IV	—	—	—	—	—	—	12/17/03 1/19/05 1/25/06	—	—	4,000 3,230 4,250	$ $ $	274,920 221,998 292,103
Dan M. David	12/31/99	5,000	—	—	$18.875	12/31/09	12/17/03 1/19/05 1/25/06	—	—	1,500 1,700 1,700	$ $ $	103,095 116,841 116,841
James R. Thompson, III	12/31/99	5,000	—	—	$18.875	12/31/09	12/17/03 1/19/05 1/25/06	—	—	2,000 1,700 2,550	$ $ $	137,460 116,841 175,262

(1)	With respect to the 2004 performance share awards (awarded on December 17, 2003), for which the award period has not yet ended, the column presents the number of unearned performance shares for the named executive based on the assumption that ANB will achieve the target performance level. With respect to the 2005 and 2006 performance share awards, for which the respective award periods also have not yet ended, the column represents the number of unearned performance shares for each named executive based on the assumption that ANB will achieve the maximum performance level. The actual number of performance shares that will be earned, if any, upon completion of the respective performance periods will not be known until the completion of the respective performance periods. With respect to the 2005 and 2006 performance share awards, the actual number of performance shares may be less than the number of performance shares reflected in this column, and, with respect to the 2004 performance share award, the actual number of performance shares may be more or less than the number of performance shares reflected in this column.
(2)	The market value of the performance share awards is based on the closing market price of ANB stock as of December 31, 2006, which was $68.73.

2004 Performance Share Awards

On December 17, 2003, the Compensation Committee approved a grant of performance share awards to our named executives. The target award amounts for Messrs. Holcomb, Matthews, Murray, David and Thompson were 6,000, 4,000, 4,000, 1,500 and 2,000 performance shares, respectively. The criteria established by the Compensation Committee to determine the percentage of the award payable is the compounded annual growth rate of our annual earnings per share (diluted) (which we refer to as “EPSCAGR”) during the four-year award period beginning on January 1, 2004 and ending on December 31, 2007. The target award amount can be achieved if we attain an EPSCAGR of 10% during the four-year award period. The maximum award (which is 170% of the target award amount) can be achieved if we attain a four-year EPSCAGR of 14.5%. The executives will not receive any payout of the award unless we attain a four-year EPSCAGR of 5%. The Compensation Committee has set incremental achievement levels between the threshold and target award amounts, and between the target and maximum award amounts, based on EPSCAGR benchmarks during the award period. The payout of the 2004 performance share awards will occur in 2008, after the completion of the award period.

2005 Performance Share Awards

On January 19, 2005, the Compensation Committee approved a grant of performance share awards to our named executives. The target award amounts for Messrs. Holcomb, Matthews, Murray, David and Thompson were 3,000, 1,900, 1,900, 1,000 and 1,000 performance shares, respectively. The criteria established by the Compensation Committee to determine the percentage of the award payable is the EPSCAGR during the four-year award period beginning on January 1, 2005 and ending on December 31, 2008. The target award amount can be achieved if we attain an EPSCAGR of 10% during the four-year award period. The maximum award (which is 170% of the target award amount) can be achieved if we attain a four-year EPSCAGR of 14.5%. The executives will not receive any payout of the award unless we attain a four-year EPSCAGR of 5%. The Compensation Committee has set incremental achievement levels between the threshold and target award amounts, and between the target and maximum award amounts, based on EPSCAGR benchmarks during the award period. The payout of the 2005 performance share awards will occur in 2009, after the completion of the award period.

2006 Performance Share Awards

On January 25, 2006, the Compensation Committee approved a grant of performance share awards to our named executives. The target award amounts for Messrs. Holcomb, Matthews, Murray, David and Thompson were 3,600, 2,500, 2,500, 1,000 and 1,500 performance shares, respectively. The criteria established by the Compensation Committee to determine the percentage of the award payable is the EPSCAGR during the four-year award period beginning on January 1, 2006 and ending on December 31, 2009. The target award amount can be achieved if we attain an EPSCAGR of 10% during the four-year award period. The maximum award (which is 170% of the target award amount) can be achieved if we attain a four-year EPSCAGR of 14.5%. The executives will not receive any payout of the award unless we attain a four-year EPSCAGR of 5%. The Compensation Committee has set incremental achievement levels between the threshold and target award amounts, and between the target and maximum award amounts, based on EPSCAGR benchmarks during the award period. The payout of the 2006 performance share awards will occur in 2010, after the completion of the award period.

Option Exercises and Stock Vested in 2006

The following table includes certain information with respect to options exercised and performance shares earned by the named executives during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
John H. Holcomb, III	10,000	$492,750	3,733.78	$256,623
William E. Matthews, V	10,000	$484,850	2,074.32	$142,568
Richard Murray, IV	15,000	$745,575	2,074.32	$142,568
Dan M. David	—	—	1,244.59	$85,541
James R. Thompson, III	—	—	826.23	$56,787

(1)	Represents the 2003 performance share awards that were earned effective December 31, 2006.
(2)	The amounts in this column were calculated by multiplying the number of shares earned by $68.73, the fair market value of ANB common stock on December 31, 2006.

Payout of 2003 Performance Share Awards

On February 9, 2007, the Compensation Committee approved the payout of performance share awards that had been made by the Committee in December 2002 and which were based on the satisfaction of performance criteria during the four-year award period that began on January 1, 2003 and ended on December 31, 2006. The targeted award share amounts for Messrs. Holcomb, Matthews, Murray, David and Thompson were 3,600, 2,000, 2,000, 1,200 and 800 shares, respectively. The criteria established by the Committee to determine the amount of the award payable at the end of the four-year performance period was based on EPSCAGR during the award period. The target award amount was based on a EPSCAGR of 10% during the award period, the maximum award (170% of the target award amount) was based on a four-year EPSCAGR of 14.5%, and the executives would not have received any payout unless we attained a four-year EPSCAGR of 5%. The Compensation Committee set incremental achievement levels between the threshold and target award amounts, and between the target and maximum award amounts, based on EPSCAGR benchmarks during the award period.

Based on the Company’s actual EPSCAGR during the four-year award period of 10.37%, Messrs. Holcomb, Murray, Matthews and David earned award payouts equal to 103.72% of the target award, while Mr. Thompson received 103.28% of his target award based on the criteria set for his award. Mr. Thompson’s 2003 award was based on a maximum award of 150% of the target award, which is why his pay-out percentage is slightly lower than our other named executives. The table above reflects the actual number of performance shares received by the named executive, which is calculated by multiplying the percentage payout by the targeted award share amount for each named executive.

Pension Benefits

The table below sets forth information regarding the pension benefits for three of our named executives under a pension plan that was frozen on December 31, 1999.

One of our subsidiary banks, First American Bank, maintains the NBC Pension Plan. Prior to the merger of our subsidiary bank, National Bank of Commerce of Birmingham (“NBC”), with First American Bank in 2005, NBC maintained the NBC Pension Plan, which was established for the benefit of its employees on January 1, 1982. However, effective December 31, 1999, the pension plan was frozen such that there was no accrual of future benefits after December 31, 1999.

The plan pays its participants a monthly retirement income equal to 1.3% of each participant’s average monthly earnings, multiplied by the number of years of continuous service to the bank. However, both the average monthly earnings and continuous service are only measured through December 31, 1999, the date the plan was frozen. A participant’s “average monthly earnings” equals the average of the participant’s monthly earnings (which is the total of the participant’s annual compensation, as averaged on a monthly basis) for the sixty months immediately preceding December 31, 1999. Annual compensation means the participant’s total compensation during the applicable plan year, as reflected on such participant’s W-2 Form, excluding (even if includable in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits, but including salary reduction contributions (not includable in gross income) to certain plans or arrangements maintained by ANB. No participant’s actual annual compensation shall exceed the maximum compensation limit in a given year as required by law. Pension plan benefits are not subject to deduction for Social Security or other offset amounts.

Participants are eligible for normal retirement under the plan upon reaching age 65, and are eligible for early retirement upon reaching age 60 and having served continuously as an employee of the Company for seven continuous years. None of the three named executives who are participants in the plan is currently eligible for normal retirement or early retirement because none of them has reached age 60. However, once the participating executive reaches the age at which he is eligible for early or normal retirement, then, due to the anticipated amount of the accumulated benefit payable to each participating executive, the benefit will be paid in form of an annuity upon retirement.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
John H. Holcomb, III	NBC Pension Plan	19	$238,302	—
William E. Matthews, V	NBC Pension Plan	8	$43,194	—
Richard Murray, IV	NBC Pension Plan	9	$57,641	—
Dan M. David(1)	—	—	—	—
James R. Thompson, III(1)	—	—	—	—

(1)	Messrs. David and Thompson were not employees of the subsidiary bank that maintained the NBC Pension Plan when the plan was frozen and therefore are not participants in the plan.
(2)	The actuarial present value of the named executive’s accumulated benefit under the frozen pension plan is computed as of December 31, 2006, the same pension plan measurement date used for financial statement reporting purposes with respect to our consolidated financial statements for the year ended December 31, 2006. The present value of each such named executive’s accumulated pension benefit (i) assumes that payment begins at age 65, (ii) is calculated utilizing a discount rate of 5.75%, and (iii) is based upon the RP-2000 Mortality Table developed by the Society of Actuaries.

Nonqualified Deferred Compensation

The table below shows the named executive contributions, earnings and account balances in ANB’s deferral of compensation plan, which is an unfunded, unsecured deferral of compensation plan for key employees. Under the terms of this plan, executives are permitted to defer payment of (i) bonus amounts paid under the Annual Incentive Plan and (ii) pay-outs under the Performance Share Plan, and may specify the point in time in the future when such amounts will be payable. Under the terms of the plan, the executive may elect to have the deferred amount be subject to the cash payment provisions of the plan, or translate the deferred amount into common stock equivalents of the Company. Deferred amounts that are subject to the cash payment provisions of the plan are credited with interest at a rate equal to 30-day LIBOR plus 75 basis points. Deferrable compensation which is elected to be translated into stock equivalents is converted into equivalents of shares of common stock of the Company based on the average closing price for the twenty (20) days prior to the date that the bonus compensation is deferred. Amounts allocated to the stock equivalent account are also credited with additional stock equivalents when dividends are declared by the Company.

With respect to all of the performance shares that were earned in 2006 and that have been deferred by the named executives, each of the named executives has elected to translate the deferred amounts into common stock equivalents. None of the named executives deferred any amount of the bonuses that were paid under the Annual Incentive Plan in 2006. See page 37 below for information concerning when amounts deferred under the deferral of compensation plan will be distributed to the named executives.

Name	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
John H. Holcomb, III	$381,657	—	$42,802	—	$2,128,693
William E. Matthews, V	$228,994	—	$30,785	—	$1,520,308
Richard Murray, IV	$228,994	—	$31,299	—	$1,544,813
Dan M. David	$152,663	—	$14,583	—	$730,594
James R. Thompson, III	$71,561	—	$6,885	—	$344,832

(1)	Represents the deferral of the 2002 performance share awards (in which the four-year performance period ended December 31, 2005) that were approved for payout by the Compensation Committee on February 2, 2006. The amounts in this column were calculated by multiplying the number of shares earned by $67.73, the fair market value of ANB common stock on February 2, 2006.
(2)	Represents dividends earned on performance shares, the payout of which was deferred by the named executive. ANB does not consider dividends on common stock owned by executives to be compensation, but since the named executives chose to defer the payout of certain performance share awards and cash bonuses, the dividend accruals on these deferred shares are required to be reported in this table.

Potential Payments Upon Termination or Change of Control

ANB has entered into certain agreements and maintains certain plans that will require the company to provide compensation to named executives in the event of a termination of the executive’s employment, a change in control of ANB, or a termination of the executive’s employment following a change of control.

Payments under the Performance Share Plan Upon a Termination of Employment (Not Involving a Change of Control)

ANB’s Performance Share Plan requires that ANB pay out outstanding performance share awards to the named executives upon a termination of their employment in any of the following circumstances:

•	Upon the named executive’s death;

•	Upon the named executive’s total and permanent disability; or

•	Upon the named executive’s retirement on or after his normal retirement date (generally, upon reaching age 65) or prior to the normal retirement date if the retirement was at the request of ANB.

In the event of a termination of the named executive’s employment for one of these reasons, the number of performance shares to be paid out is computed by, first, determining the number of performance shares that would have been paid if each subject award period had ended on the December 31st immediately preceding the date of death, disability or retirement, and then multiplying each above-determined number by a fraction, the numerator of which is the number of months during the subject award period that the named executive was employed, and the denominator of which is the total number of months in the award period.

Additionally, the Performance Share Plan provides that the Compensation Committee has the discretion to determine whether a named executive will receive payment of his outstanding performance share awards if his employment terminates by reason of:

•	the named executive’s retirement prior to his normal retirement date, where the retirement was requested by the named executive and approved by ANB;

•	the divestiture by ANB of one or more of its business segments or a significant portion of the assets of a business segment; or

•	a significant reduction by ANB of its salaried work force.

The payment, if any, of the awards is to be made as of the close of the award period by multiplying (i) the amount of payment otherwise due under the award at that date had the participant remained employed through such date by (ii) a fraction, the numerator of which is the number of months during the subject award period that the named executive was employed and the denominator of which is the total number of months in the award period. For purposes of the following table, we have assumed that the Compensation Committee approved the payout of the target number of performance shares for each outstanding award.

The table below reflects the market value of outstanding performance share awards that would be paid out to each named executive in the event of a termination of such executive’s employment in each of the circumstances discussed above. The amounts shown assume that the termination of employment was effective as of December 31, 2006 and are based on the market value of a share of common stock of ANB on December 31, 2006. The actual amounts to be paid out can only be determined at the time of such executive’s separation from ANB.

Name of Executive	Termination Upon Death, Total and Permanent Disability, or Retirement (Prior to Normal Retirement Date) at ANB’s Request(1)	Termination Upon Early Retirement at Named Executive’s Request, Divestiture of Business Segment, or Significant Reduction in Work Force(1)
John H. Holcomb, III	$866,479	$721,665
William E. Matthews, V	$537,919	$451,900
Richard Murray, IV	$537,919	$451,900
Dan M. David	$295,799	$245,710
James R. Thompson, III	$217,720	$183,853

(1)	Represents the market value on December 31, 2006 of the performance shares that would be paid out upon a termination of employment.

Payments under the Annual Incentive Plan Upon a Termination of Employment (Not Involving a Change of Control)

ANB’s Annual Incentive Plan (“AIP”) provides that, in the event of a named executive’s death, disability or normal retirement before the end of the plan year, ANB will pay out the AIP bonus for such year on a pro rata basis at the end of the plan year, after approval by the Board. In the event of a named executive’s voluntary resignation or involuntary termination before the end of the plan year, the AIP bonus for such year is forfeited.

Because we are required to assume that the named executive’s death, disability or normal retirement occurred on December 31, 2006, the last day of the plan year for the 2006 AIP awards, the amount of the 2006 AIP bonus that would have been paid had such a termination of employment event occurred on December 31, 2006 is the same as the amount that was actually paid to the named executive. These amounts are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 20.

Payments and Benefits Upon a Change of Control

Each of the named executives is a party to an employment continuation agreement with ANB that provides for certain benefits and payments to the executive upon the occurrence of a change of control of ANB.

For purposes of the employment continuation agreements, a “change of control” generally consists of any one of the following events:

•	Any person or group becomes the beneficial owner of 20% or more ANB’ s voting securities, but not including:

•	persons in control of ANB as of September 21, 2000;

•	any trustee or other fiduciary holding securities under an ANB employee benefit plan, or

•	any corporation owned directly or indirectly by ANB’s stockholders in substantially the same proportions as their ownership of ANB stock.

•

A merger, consolidation or similar transaction or a purchase of securities pursuant to which the members of ANB’s Board immediately prior to the transaction do not, immediately after the transaction, constitute a majority of the Board of the surviving entity.

•

A merger, consolidation, or similar transaction or a purchase of securities pursuant to which the stockholders of ANB immediately preceding the transaction do not, immediately after the transaction, own at least 50% of the voting securities of the surviving entity.

•	A sale, lease, exchange or other transfer of all or substantially all of ANB’s assets.

ANB is subject to the following obligations upon a change of control:

(1)	Continuation of Employment: ANB agrees to continue to employ the executive for a two-year period commencing on the date of the change of control. During the two-year employment period, the executive is entitled to maintain his pre-change of control position with ANB at the same base salary, with a guaranteed annual bonus, and with the same incentive compensation opportunities, benefits and perquisites.

(2)	Options Vest. All outstanding unvested stock options become immediately exercisable in full.

(3)	Performance Shares Deemed Earned. All outstanding performance share awards are deemed earned and are payable in accordance with the Performance Share Plan. The number of shares earned is computed by determining the number of shares that would have been paid if the award period had ended on the December 31 immediately prior to the date of the change of control. The minimum number of performance shares awarded will be equal to the aggregate number of shares that would have been earned at the end of the award period if the target performance level had been met. Performance share awards granted in the year of the change of control are earned at the same percentage as awards granted in the year preceding the year of the change of control. The Compensation Committee has the authority to determine whether performance shares earned upon a change of control are to be paid out in cash or ANB common stock. For purposes of the table below, we have assumed that the Compensation Committee elected to pay out the performance shares in cash.

(4)	Tax Gross-Ups: ANB agrees to pay a cash bonus to the executive in an amount equal to the aggregate amount of the federal and state income taxes that will be incurred by the executive, based on the highest marginal income tax rates, as a result of (a) the performance share payout provided for in (3) and (b) the cash bonus made pursuant to this sentence.

(5)	Additional Tax Reimbursement: If any amounts paid under the employment continuation agreement (“covered payments”) are or become subject to excise tax under Section 4999 of the Internal Revenue Code, then ANB agrees to make an additional tax reimbursement payment such that the net amount retained by the executive with respect to the covered payments, after deduction of any excise tax on the covered payments and any federal, state and local income or employment tax and excise tax on the tax reimbursement payment, but before deduction for any federal, state or local income or employment tax withholding on the covered payments, is equal to the covered payments.

The following table sets forth the amount of compensation to each of the named executives assuming that a change of control of ANB occurred on December 31, 2006.

Name of Executive	Vesting of Stock Options(1)	Payout of Performance Share Awards(2)	Tax Gross-Ups	Additional Tax Reimbursement	Total
John H. Holcomb, III	—	$1,568,483	$1,045,655	$879,635	$3,493,773
William E. Matthews, V	—	$1,006,927	$671,285	$667,655	$2,345,867
Richard Murray, IV	—	$1,006,927	$671,285	$651,850	$2,330,062
Dan M. David	—	$455,054	$303,369	—	$758,423
James R. Thompson, III	—	$513,146	$342,097	—	$855,243

(1)	All of the named executives’ stock options were fully vested prior to December 31, 2006.
(2)	Represents the market value on December 31, 2006 of the total number of 2003, 2004, 2005 and 2006 performance share awards that would have been paid out as a result of the change of control. For each award, the number of performance shares is computed by determining the number of shares that would have been paid if the award period had ended on December 31, 2005 (the December 31 immediately prior to the date of the change of control). The minimum number of performance shares awarded will be equal to the aggregate number of shares that would have been earned at the end of the award period if the target performance level had been met. Performance share awards granted in 2006 are deemed to be earned at the same percentage as awards granted in 2005.

Payments and Benefits Upon Termination of Employment Following a Change of Control

Each named executive’s employment continuation agreement also provides for certain payments and benefits to the executive if the executive’s employment is terminated during the two-year employment period immediately following a change of control transaction.

If, during this two-year period, the named executive’s employment is terminated as a result of death or disability, then ANB will pay the executive (or his beneficiary or estate):

•	the executive’s earned base salary through the date of termination;

•

any vested amounts or benefits owing to the executive under the Company’s otherwise applicable employee benefit plans and programs, including any compensation previously deferred by the executive (together with any accrued earnings thereon) and not yet paid by ANB and any accrued vacation pay not yet paid by the Company; and

•	any other benefits payable due to the executive’s death or disability under ANB’s plans, policies or programs.

If, during the two-year employment period, ANB terminates an executive’s employment without cause, or if the executive terminates his employment for good reason, then the executive will receive the following payments and benefits:

•	The executive’s earned base salary through the date of termination.

•

Any vested amounts or benefits owing to the executive under the Company’s otherwise applicable employee benefit plans and programs, including any compensation previously deferred by the executive (together with any accrued earnings thereon) and not yet paid by ANB and any accrued vacation pay not yet paid by the Company.

•

A lump-sum cash severance payment equal to three times the sum of (a) the executive’s annual base salary, (b) the average Annual Incentive Plan bonus for the three fiscal years preceding either the change of control date or the date of termination (whichever is greater), and (c) the cash value of the performance shares to be awarded to the executive at the target performance level in the year in which the change of control occurs.

•

Other than with respect to Mr. David and Mr. Thompson, a supplemental retirement benefit in the form of a deferred annuity contract to by issued by an insurer within 60 days of termination and payable monthly following the executive’s 65th birthday (with 100% survivor benefits to the executive’s spouse if the executive dies prior to age 65).

•

Continued participation for up to twenty-four months in ANB’s hospital, medical, accident, disability, and life insurance plans as provided to the executive immediately prior to the date of his termination of employment.

•	A tax reimbursement payment, calculated in the manner set forth on page 29 under the caption entitled “Additional Tax Reimbursement.”

For purposes of the employment continuation agreements, “cause” generally means the executive’s conviction or plea of nolo contendere to a felony, an act of extreme dishonesty or gross misconduct which results or is intended to result in material damage to ANB’s business or reputation, or repeated willful and deliberate material violations by the executive of the obligations of his position which results in material damage to ANB’s business or reputation. “Good reason” generally means (i) the assignment to the executive of duties materially inconsistent with his position, authority or responsibilities, (ii) any material adverse change in the executive’s position, authority or responsibilities, (iii) any unremedied failure by ANB to comply with its compensation obligations during the two-year employment period, (iv) ANB’s requiring the executive to be based at a location more than 20 miles from his pre-change-of-control location, or (v) the failure by a successor company to assume, and agree to perform under, the employment continuation agreement.

Finally, if, during the two-year employment period, ANB terminates an executive’s employment for cause, or if the executive terminates his employment other than for good reason, then ANB will pay the executive:

•	the executive’s earned base salary through the date of termination; and

•

any vested amounts or benefits owing to the executive under ANB’s otherwise applicable employee benefit plans and programs, including any compensation previously deferred by the executive (together with any accrued earnings thereon) and not yet paid by ANB and any accrued vacation pay not yet paid by ANB.

The tables below reflect the amount of compensation payable under the employment continuation agreements to each of ANB’s named executives in circumstances where, during the two-year period following a change of control: (i) ANB terminates the executive’s employment without cause, or the executive terminates his employment for good reason, (ii) the executive dies, or (iii) the executive’s employment is terminated as a result of disability. The amounts shown assume that the change of control and the termination of employment occurred as of December 31, 2006. The actual amounts to be paid out can only be determined at the time of such executive’s separation from ANB. No payments other than previously accrued amounts would be payable to the named executives if they are terminated for cause or resign other than for good reason following a change of control.

For payments that may be made to the named executives upon a termination of their employment outside the context of a change of control, see “Payments under the Performance Share Plan Upon a Termination of Employment (Not Involving a Change of Control)” on page 27, and “Payments under the Annual Incentive Plan Upon a Termination of Employment (Not Involving a Change of Control)” on page 28.

John H. Holcomb, III

The following table describes the potential compensation payable to John H. Holcomb, ANB’s Chief Executive Officer, upon a termination of his employment under the following circumstances during the two-year period following a change of control of ANB. The amounts shown assume that the change of control and the termination of employment occurred as of December 31, 2006.

Benefits and Payments	Termination by Executive for Good Reason or Involuntary Not-for-Cause Termination Following a Change of Control	Death Following a Change of Control	Disability Following a Change of Control
Compensation:
Base Salary	$1,380,000(1)	—	—
Annual Incentive Plan bonus	$1,304,100(2)	— (3)	— (3)
Performance Shares	$ 739,800(4)	— (3)	— (3)
Benefits and Perquisites:
Health Insurance Policy premiums	$ 10,206	—	$10,206
Life Insurance Proceeds	—	$300,000	—
Life Insurance and AD&D Policy premiums	$ 1,332	—	$ 1,332
Disability Insurance Policy premiums	$ 13,714	—	—
Tax Reimbursement	$1,711,739	—	—
SERP Annuity	$ 37,627(5)	—	—

Total:	$5,198,518	$300,000	$11,538

(1)	Represents a cash payment equaling three times the executive’s base salary on December 31, 2006, the assumed date of termination of his employment.
(2)	Represents a cash payment equaling three times the greater of (i) the average of the AIP bonus amount payable to the executive for the three fiscal years immediately preceding the change of control, or (ii) the average of the AIP bonus amount payable to the executive for the three fiscal years ending immediately prior the date of termination. Because both the date of the executive’s termination and the date of the change of control are assumed to have occurred on December 31, 2006, this column reflects three times the average of the AIP bonus for the 2003, 2004 and 2005.
(3)	While the Annual Incentive Plan and Performance Share Plan provide for the payout of the outstanding awards under these plans in the event of the named executive’s death or disability (irrespective of whether a change of control had occurred), assuming that both the date of the change of control and the date of disability or death occurred on December 31, 2006, the payout of all such outstanding awards would have occurred solely as result of the change of control under the employment continuation agreement. See the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 20 for the amount of the payout of the annual incentive plan bonus had solely a change of control occurred on December 31, 2006. See the Payout of Performance Share Awards column of the table on page 30 under “Payments and Benefits Upon a Change of Control” for the amount of the payout of the performance share awards had solely a change of control occurred on December 31, 2006.
(4)	Represents a cash payment equaling three times the amount determined by multiplying (i) the number of performance shares awarded for 2006, the calendar year in which the executive is assumed to be terminated (at the target award amount), by (ii) the average of the daily closing prices for a share of ANB common stock for the 20 trading days preceding December 31, 2006, the date of the assumed change of control.
(5)

Represents the actuarial equivalent present value on December 31, 2006 of the supplemental retirement benefit to be paid in the form of a deferred joint and 100% survivor annuity, payable monthly following the executive’s 65th birthday. The monthly benefits to be provided by the annuity were determined as follows:

(A)	Three years were added to the executive’s credited service as of December 31, 1999 (as reflected in the Pension Benefits table on page 26);
(B)	Using the adjusted credited service, a new monthly benefit for life beginning at 65 was determined at the date of termination under the terms of the NBC Pension Plan;
(C)	From such monthly benefit in (B) was subtracted the monthly vested deferred benefit of the executive due to be paid at age 65 pursuant to the terms of the NBC Pension Plan; and
(D)	In accordance with the terms of the NBC Pension Plan, the difference in (C) was converted from a monthly lifetime benefit after age 65 to the actuarial equivalent monthly benefit after attaining age 65 which provides the 100% survivorship feature noted above.

William E. Matthews, V

The following table describes the potential compensation payable to William E. Matthews, V, ANB’s Executive Vice President and Chief Financial Officer, upon a termination of his employment under the following circumstances during the two-year period following a change of control of ANB. The amounts shown assume that the change of control and the termination of employment occurred as of December 31, 2006.

Benefits and Payments	Termination by Executive for Good Reason or Involuntary Not-for-Cause Termination Following a Change of Control	Death Following a Change of Control	Disability Following a Change of Control
Compensation:
Base Salary	$ 780,000(1)	—	—
Annual Incentive Plan bonus	$ 557,000(2)	— (3)	— (3)
Performance Shares	$ 513,750(4)	— (3)	— (3)
Benefits and Perquisites:
Health Insurance Policy premiums	$ 11,070	—	$11,070
Life Insurance Proceeds	—	$300,000	—
Life Insurance and AD&D Policy premiums	$ 1,332	—	$1,332
Disability Insurance Policy premiums	$ 5,927	—	—
Tax Reimbursement	$ 927,582	—	—
SERP Annuity	$ 16,198(5)	—	—

Total:	$2,812,859	$300,000	$12,402

(1)	Represents a cash payment equaling three times the executive’s base salary on December 31, 2006, the assumed date of termination of his employment.
(2)	Represents a cash payment equaling three times the greater of (i) the average of the AIP bonus amount payable to the executive for the three fiscal years immediately preceding the change of control, or (ii) the average of the AIP bonus amount payable to the executive for the three fiscal years ending immediately prior the date of termination. Because both the date of the executive’s termination and the date of the change of control are assumed to have occurred on December 31, 2006, this column reflects three times the average of the AIP bonus for the 2003, 2004 and 2005.
(3)	While the Annual Incentive Plan and Performance Share Plan provide for the payout of the outstanding awards under these plans in the event of the named executive’s death or disability (irrespective of whether a change of control had occurred), assuming that both the date of the change of control and the date of disability or death occurred on December 31, 2006, the payout of all such outstanding awards would have occurred solely as result of the change of control under the employment continuation agreement. See the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 20 for the amount of the payout of the annual incentive plan bonus had solely a change of control occurred on December 31, 2006. See the Payout of Performance Share Awards column of the table on page 30 under “Payments and Benefits Upon a Change of Control” for the amount of the payout of the performance share awards had solely a change of control occurred on December 31, 2006.
(4)	Represents a cash payment equaling three times the amount determined by multiplying (i) the number of performance shares awarded for 2006, the calendar year in which the executive is assumed to be terminated (at the target award amount), by (ii) the average of the daily closing prices for a share of ANB common stock for the 20 trading days preceding December 31, 2006, the date of the assumed change of control.
(5)

Represents the actuarial equivalent present value on December 31, 2006 of the supplemental retirement benefit to be paid in the form of a deferred joint and 100% survivor annuity, payable monthly following the executive’s 65th birthday. The monthly benefits to be provided by the annuity were determined in the manner set forth in footnote 5 to the table on page 32.

Richard Murray, IV

The following table describes the potential compensation payable to Richard Murray, IV, ANB’s President and Chief Operating Officer, upon a termination of his employment under the following circumstances during the two-year period following a change of control of ANB. The amounts shown assume that the change of control and the termination of employment occurred as of December 31, 2006.

Benefits and Payments	Termination by Executive for Good Reason or Involuntary Not-for-Cause Termination Following a Change of Control	Death Following a Change of Control	Disability Following a Change of Control
Compensation:
Base Salary	$ 840,000(1)	—	—
Annual Incentive Plan bonus	$ 604,500(2)	— (3)	— (3)
Performance Shares	$ 513,750(4)	— (3)	— (3)
Benefits and Perquisites:
Health Insurance Policy premiums	$ 11,070	—	$11,070
Life Insurance Proceeds	—	$300,000	—
Life Insurance and AD&D Policy premiums	$ 1,332	—	$ 1,332
Disability Insurance Policy premiums	$ 6,281	—	—
Tax Reimbursement	$ 981,108	—	—
SERP Annuity	$ 19,214(5)	—	—

Total:	$2,977,255	$300,000	$12,402

(1)	Represents a cash payment equaling three times the executive’s base salary on December 31, 2006, the assumed date of termination of his employment.
(2)	Represents a cash payment equaling three times the greater of (i) the average of the AIP bonus amount payable to the executive for the three fiscal years immediately preceding the change of control, or (ii) the average of the AIP bonus amount payable to the executive for the three fiscal years ending immediately prior the date of termination. Because both the date of the executive’s termination and the date of the change of control are assumed to have occurred on December 31, 2006, this column reflects three times the average of the AIP bonus for the 2003, 2004 and 2005.
(3)	While the Annual Incentive Plan and Performance Share Plan provide for the payout of the outstanding awards under these plans in the event of the named executive’s death or disability (irrespective of whether a change of control had occurred), assuming that both the date of the change of control and the date of disability or death occurred on December 31, 2006, the payout of all such outstanding awards would have occurred solely as result of the change of control under the employment continuation agreement. See the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 20 for the amount of the payout of the annual incentive plan bonus had solely a change of control occurred on December 31, 2006. See the Payout of Performance Share Awards column of the table on page 30 under “Payments and Benefits Upon a Change of Control” for the amount of the payout of the performance share awards had solely a change of control occurred on December 31, 2006.
(4)	Represents a cash payment equaling three times the amount determined by multiplying (i) the number of performance shares awarded for 2006, the calendar year in which the executive is assumed to be terminated (at the target award amount), by (ii) the average of the daily closing prices for a share of ANB common stock for the 20 trading days preceding December 31, 2006, the date of the assumed change of control.
(5)

Represents the actuarial equivalent present value on December 31, 2006 of the supplemental retirement benefit to be paid in the form of a deferred joint and 100% survivor annuity, payable monthly following the executive’s 65th birthday. The monthly benefits to be provided by the annuity were determined in the manner set forth in footnote 5 to the table on page 32.

Dan M. David

The following table describes the potential compensation payable to Dan M. David, ANB’s Vice Chairman, upon a termination of his employment during the two-year period under the following circumstances following a change of control of ANB. The amounts shown assume that the change of control and the termination of employment occurred as of December 31, 2006.

Benefits and Payments	Termination by Executive for Good Reason or Involuntary Not-for-Cause Termination Following a Change of Control	Death Following a Change of Control	Disability Following a Change of Control
Compensation:
Base Salary	$ 660,000(1)	—	—
Annual Incentive Plan bonus	$ 350,875(2)	— (3)	— (3)
Performance Shares	$ 205,500(4)	— (3)	— (3)
Benefits and Perquisites:
Health Insurance Policy premiums	$ 7,680	—	$7,680
Life Insurance Proceeds	—	$300,000	—
Life Insurance and AD&D Policy premiums	$ 1,332	—	$1,332
Disability Insurance Policy premiums	$ 6,368	—	—
Tax Reimbursement	—	—	—

Total:	$1,231,755	$300,000	$9,012

(1)	Represents a cash payment equaling three times the executive’s base salary on December 31, 2006, the assumed date of termination of his employment.
(2)	Represents a cash payment equaling three times the greater of (i) the average of the AIP bonus amount payable to the executive for the three fiscal years immediately preceding the change of control, or (ii) the average of the AIP bonus amount payable to the executive for the three fiscal years ending immediately prior the date of termination. Because both the date of the executive’s termination and the date of the change of control are assumed to have occurred on December 31, 2006, this column reflects three times the average of the AIP bonus for the 2003, 2004 and 2005.
(3)	While the Annual Incentive Plan and Performance Share Plan provide for the payout of the outstanding awards under these plans in the event of the named executive’s death or disability (irrespective of whether a change of control had occurred), assuming that both the date of the change of control and the date of disability or death occurred on December 31, 2006, the payout of all such outstanding awards would have occurred solely as result of the change of control under the employment continuation agreement. See the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 20 for the amount of the payout of the annual incentive plan bonus had solely a change of control occurred on December 31, 2006. See the Payout of Performance Share Awards column of the table on page 30 under “Payments and Benefits Upon a Change of Control” for the amount of the payout of the performance share awards had solely a change of control occurred on December 31, 2006.
(4)	Represents a cash payment equaling three times the amount determined by multiplying (i) the number of performance shares awarded for 2006, the calendar year in which the executive is assumed to be terminated (at the target award amount), by (ii) the average of the daily closing prices for a share of ANB common stock for the 20 trading days preceding December 31, 2006, the date of the assumed change of control.

James R. Thompson, III

The following table describes the potential compensation payable to James R. Thompson, III, the Chief Executive Officer of First American Bank, upon a termination of his employment under the following circumstances during the two-year period following a change in control of ANB. The amounts shown assume that the change of control and the termination of employment occurred as of December 31, 2006.

Benefits and Payments	Termination by Executive for Good Reason or Involuntary Not-for-Cause Termination Following a Change of Control	Death Following a Change of Control	Disability Following a Change of Control
Compensation:
Base Salary	$ 675,000(1)	—	—
Annual Incentive Plan bonus	$ 427,000(2)	— (3)	— (3)
Performance Shares	$ 308,250(4)	— (3)	— (3)
Benefits and Perquisites:
Health Insurance Policy premiums	$ 10,206	—	$10,206
Life Insurance Proceeds	—	$300,000	—
Life Insurance and AD&D Policy premiums	$ 1,332	—	$ 1,332
Disability Insurance Policy premiums	$ 2,964	—	—
Tax Reimbursement	$ 955,733	—	—

Total:	$2,380,485	$300,000	$11,538

(1)	Represents a cash payment equaling three times the executive’s base salary on December 31, 2006, the assumed date of termination of his employment.
(2)	Represents a cash payment equaling three times the greater of (i) the average of the AIP bonus amount payable to the executive for the three fiscal years immediately preceding the change of control, or (ii) the average of the AIP bonus amount payable to the executive for the three fiscal years ending immediately prior the date of termination. Because both the date of the executive’s termination and the date of the change of control are assumed to have occurred on December 31, 2006, this column reflects three times the average of the AIP bonus for the 2003, 2004 and 2005.
(3)	While the Annual Incentive Plan and Performance Share Plan provide for the payout of the outstanding awards under these plans in the event of the named executive’s death or disability (irrespective of whether a change of control had occurred), assuming that both the date of the change of control and the date of disability or death occurred on December 31, 2006, the payout of all such outstanding awards would have occurred solely as result of the change of control under the employment continuation agreement. See the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 20 for the amount of the payout of the annual incentive plan bonus had solely a change of control occurred on December 31, 2006. See the Payout of Performance Share Awards column of the table on page 30 under “Payments and Benefits Upon a Change of Control” for the amount of the payout of the performance share awards had solely a change of control occurred on December 31, 2006.
(4)	Represents a cash payment equaling three times the amount determined by multiplying (i) the number of performance shares awarded for 2006, the calendar year in which the executive is assumed to be terminated (at the target award amount), by (ii) the average of the daily closing prices for a share of ANB common stock for the 20 trading days preceding December 31, 2006, the date of the assumed change of control.

Plan for Deferral of Compensation

Each of the named executives participates in a deferral of compensation plan that permits the deferral of earned performance share awards and cash bonuses under the Performance Share Plan and Annual Incentive Plan, respectively. The last column of the Nonqualified Deferred Compensation Table on page 27 reports each named executive’s aggregate account balance at December 31, 2006 under the deferred compensation plan. All of the named executives have elected to receive amounts deferred under the plan in shares of ANB common stock upon distribution.

Each named executive has completed an election form specifying the date on which the deferred amounts are distributable under the plan, as well as the manner in which the amounts are to be distributed. Account balances are to be distributed either in a lump sum, or at the executive’s election, in monthly, quarterly, semi-annual or annual installments over a period not to exceed ten years. However, the following events may result in an acceleration of the distribution of account balances under the plan:

•

In the event that a named executive ceases to be a key employee of ANB (either through termination of employment, demotion or death), the executive’s account balance is to be distributed in a lump sum as promptly as possible following such event.

•

With respect to earned amounts that were deferred under the plan prior to January 1, 2005, in the event that the named executive becomes disabled or suffers a hardship, the Compensation Committee is permitted to accelerate the date of distribution of such deferred amounts upon the executive’s request.

•

With respect to earned amounts that were deferred under the plan prior to January 1, 2005, if at any time following a change of control of ANB (i) the executive ceases to be a key employee of ANB, (ii) the deferral plan is terminated or (iii) ANB’s capital structure is materially changed, then the executive is entitled to complete a new election form in which, among other things, the executive can request an acceleration of the distribution of such deferred amounts.

•

With respect to earned amounts that were deferred under the plan on or after January 1, 2005, any distribution of such amounts, whether upon disability, hardship, a change of control or otherwise, shall be made in compliance with Section 409A of the Internal Revenue Code. Upon the issuance by the Internal Revenue Service of final regulations under Section 409A, ANB intends to amend the deferral plan to ensure its terms comply with Section 409A.

Pension Plan Benefits

The Pension Benefits table on page 26 and accompanying disclosure on pages 25-26 describes the general terms of the frozen NBC Pension Plan in which three of the named executives participate, the years of credited service and the present value of each such executive’s accumulated pension benefit assuming payment begins at age 65. Benefits are payable to a participant under the plan following the participant’s termination of employment due to his (i) normal retirement under the plan at age 65, (ii) early retirement under the plan at age 60, assuming seven years of continuous service, (iii) death, (iv) total and permanent disability, or (v) termination other than due to retirement (a “voluntary termination”). As of December 31, 2006, none of the participating named executives was eligible for normal or early retirement.

The table below provides the pension benefits under the NBC Pension Plan that would have become payable if the named executive’s employment with ANB had terminated on December 31, 2006 as a result of death, disability or voluntary termination. The amounts have been calculated assuming that (i) the named executive was married as of December 31, 2006, (ii) the named executive’s spouse is the same age as the executive, (iii) in the event of the named executive’s death, the named executive’s spouse would have elected to begin receiving payment of the benefit on the date when the named executive would have reached age 60, (iv) in the event of the named executive’s disability, the named executive would have elected to begin receiving payment of the benefit immediately following the termination of employment due to the disability, and (v) in the event of the named executive’s voluntary termination of employment, the executive would have elected to begin receiving payment of the benefit at age 60, the earliest possible time that the benefit can be paid under the plan. In each case, the benefit would be paid in the form of an annuity.

Name of Executive	Annual Annuity Payable Upon Death(1)	Annual Annuity Payable Upon Disability(1)	Annual Annuity Payable After A Voluntary Termination(1)
John H. Holcomb, III	$11,907	$39,377	$25,430
William E. Matthews, V	$4,751	$15,711	$10,146
Richard Murray, IV	$5,724	$18,928	$12,224
Dan M. David	—	—	—
James R. Thompson, III	—	—	—

(1)	The amounts in these columns have been calculated based on the actuarial equivalence factors defined in the plan document. The actuarial equivalent interest rate is 6.0%, and the mortality table is the GAR 94 table defined in IRS Revenue Ruling 2001-62.

Director Compensation

Annual Retainer and Attendance Fees

Non-employee directors of ANB receive an annual retainer fee of $26,000, as well as an attendance fee of $1,100 for each meeting of the Board of Directors and $1,100 for each meeting of a committee of the Board of Directors that they attend ($550 per conference call meeting of a committee). Chairpersons of committees receive an attendance fee of $2,200 for each committee meeting they attend ($1,100 per conference call meeting of a committee). Employee directors of ANB do not receive any board fees.

Fees for Serving on the Boards or Advisory Boards of Our Subsidiaries

Each of Messrs. McWane, Page, Montgomery, Barnes and Greene also serve on the board of directors of one of ANB’s subsidiary banks, and receive an attendance fee of $200 for each subsidiary bank board meeting and committee meeting attended. Ms. Bradley, Mr. Denson, Dr. Nix and Mr. Plunk also serve on an advisory board of First American Bank and receive fees of $200 per meeting attended. Employee directors of subsidiary banks do not receive any board fees.

Deferral of Payment

Non-employee directors may elect to defer payment to a specified date of all or any portion of their annual retainer and attendance fees under the ANB Deferral of Compensation Plan for Non-Employee Directors. In addition, non-employee directors that serve on certain bank subsidiary boards, may elect to defer subsidiary bank board fees under the ANB Deferral of Compensation Plan for Non-Employee Directors of the Subsidiary Banks. Fees that are deferred under these plans may be credited to the directors, at the election of the director, in cash or common stock equivalents or a combination thereof. The common stock equivalents are converted into shares of our common stock only after termination of service on the applicable board. The common stock equivalents are credited with dividend equivalents that are equal in value to the dividends on our common stock. Of the thirteen non-employee directors that are eligible to defer payment of director fees under these plans, eight directors are currently deferring fees and have elected to credit such fees in common stock equivalents.

Reimbursement

Directors are reimbursed for all reasonable travel expenses and out-of-pocket costs incurred in the performance of their duties as directors.

2006 Director Compensation

The table below summarizes the compensation paid by ANB (and its subsidiaries) to non-employee directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation ($)	Total ($)
W. Ray Barnes	$40,600	—	—	—	$197	—	$40,797
Bobby A. Bradley	$35,600	—	—	—	—	—	$35,600
John V. Denson	$36,500	—	—	—	—	$44,675(3)	$81,175
Griffin A. Greene	$52,850	—	—	—	—	—	$52,850
John D. Johns	$43,700	—	—	—	—	—	$43,700
John J. McMahon, Jr.	$31,600	—	—	—	—	—	$31,600
C. Phillip McWane	$34,800	—	—	—	—	—	$34,800
William D. Montgomery	$37,250	—	—	—	—	—	$37,250
C. Lloyd Nix	$44,250	—	—	—	—	—	$44,250
G. Ruffner Page, Jr.	$35,200	—	—	—	—	—	$35,200
John M. Plunk	$36,500	—	—	—	—	—	$36,500
W. Stancil Starnes	$32,700	—	—	—	—	—	$32,700
W. Edgar Welden	$36,000	—	—	—	—	—	$36,000

(1)	Reflects the annual retainer and meeting fees earned for serving on the board and, where applicable, a committee of the board, of ANB and any of its subsidiary banks.
(2)	One of ANB’s subsidiary banks, Georgia State Bank, maintains a deferred compensation plan (the “Georgia State Bank Plan”) that allows directors of the bank to defer their fees for serving on the bank’s board and earn interest on the amounts deferred. Deferred amounts earn interest at 150% of the treasury bill rate, and the interest rate is reset annually. The amount reported in this column for Mr. Barnes represents the portion of the interest earned on deferred compensation amounts that is considered to be above-market. Interest paid on deferred compensation is deemed to be above-market if it exceeds 120% of the applicable federal long-term rate published by the Internal Revenue Service at the time the interest rate or formula is set.
(3)	Represents a cash distribution to Mr. Denson under the deferred compensation plan of Farmers National Bank, which plan was assumed by First American Bank in its acquisition of Farmers National Bank in 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of common stock beneficially owned as of March 30, 2007 by:

•	each director and director nominee;

•	each named executive listed in the Summary Compensation Table on page 20;

•	all of our directors and executive officers as a group; and

•	beneficial owners of 5% or more of our common stock.

Name	Number of Shares of Stock(1)(2)	% of Shares of Common Stock(3)
W. Ray Barnes(4)	106,789	*
Bobby A. Bradley	941	*
Dan M. David(5)	84,536	*
John V. Denson	9,166	*
Griffin A. Greene(6)	63,555	*
John H. Holcomb, III(7)	135,436	*
John D. Johns(8)	53,007	*
John J. McMahon, Jr.(9)	685,077	3.3%
C. Phillip McWane(10)(18)	1,267,748	6.1%
William D. Montgomery	36,273	*
Richard Murray, IV(11)	85,077	*
C. Lloyd Nix(12)	83,248	*
G. Ruffner Page, Jr.(13)(18)	692,311	3.3%
John M. Plunk(14)	35,010	*
William Britt Sexton(15)	199,693	*
W. Stancil Starnes	53,237	*
W. Edgar Welden	80,513	*
William E. Matthews, V(16)	69,515	*
James R. Thompson, III(17)	13,416	*
All Directors & Executive Officers as a group (21 persons)	3,630,869	17.4%

*	Reflects ownership of less than 1%.
(1)	The number of shares of common stock reflected in the table is the number of shares which are deemed to be beneficially owned under the federal securities laws. Shares deemed to be beneficially owned include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding, or otherwise, either voting power or investment power is held or shared. Unless otherwise stated, the named person has the sole voting and sole investment power for the shares indicated.
(2)	The share amounts reported also include common stock equivalents held by directors under the ANB Plan for the Deferral of Compensation for Non-Employee Directors and the ANB Plan for the Deferral of Compensation by Non-Employee Directors of the Subsidiary Banks and by certain executive officers under the ANB Plan for the Deferral of Compensation by Key Employees, entitling such directors and executive officers to receive upon distribution a share of common stock for each stock equivalent. The number of stock equivalents included are as follows: Mr. Barnes, 5,386; Ms. Bradley, 941; Mr. David, 11,933; Mr. Denson, 742; Mr. Holcomb, 34,875; Mr. Johns, 11,290; Mr. McMahon, 8,307; Mr. McWane, 6,142; Mr. Montgomery, 4,990; Mr. Murray, 24,674; Dr. Nix, 1,602; Mr. Page, 8,884; Mr. Plunk, 961; Mr. Starnes, 11,455; Mr. Welden, 4,617; Mr. Matthews, 24,315; and Mr. Thompson, 5,871.
(3)

Percentage of ownership is based on 20,786,506 shares of ANB common stock, representing 20,599,076 shares outstanding as of March 30, 2007, and 187,430 shares of common stock equivalents held in deferred compensation plans of directors and certain executive officers. In the case of persons who possess outstanding stock options, percentage of ownership is based on the shares described in the previous sentence and the number of shares underlying options held by such persons exercisable within 60 days from said date. Percentage of ownership with respect to all directors and executive officers as a group also includes options held by such directors and executive officers to purchase 36,948 shares of ANB common stock within 60 days from said date.

(4)	A total of 71,253 shares are pledged by Mr. Barnes as security for a line of credit.
(5)	Includes stock options to purchase 5,000 shares of ANB common stock. Includes 3,457 shares held by Mr. David’s wife, of which Mr. David disclaims beneficial ownership.
(6)	Includes stock options to purchase 1,448 shares of ANB common stock. Includes 327 shares held by Mr. Greene’s wife. Also includes 6,537 shares held in a limited liability partnership of which Mr. Greene’s minor children are partners. Also includes 29,075 shares held by a limited partnership, of which Mr. Greene is a limited partner and a corporation controlled by Mr. Greene is the general partner. Mr. Greene shares voting and investment power with respect to these 29,075 shares. A total of 55,243 shares are pledged by Mr. Greene and the limited partnership for use as security or collateral.
(7)	Includes stock options to purchase 20,000 shares of ANB common stock. Includes 700 shares held by Mr. Holcomb as custodian for his three children and 500 shares held by Mr. Holcomb’s wife in an individual retirement account. Also includes 5,167 shares held in ANB’s 401(k) Employee Capital Accumulation Plan. A total of 70,535 shares are pledged by Mr. Holcomb as security for a $400,000 line of credit at a third party bank.
(8)	Includes 1,000 shares held by Mr. Johns’ wife in an individual retirement account, 1,500 shares held for the benefit of Mr. Johns’ wife in the James A. Dunlap Children’s Trust and the Nancy D. Johns Subtrust, and 2,000 shares held by Mr. Johns’ wife as custodian for their minor children. Mr. Johns disclaims beneficial ownership of these shares.
(9)	Includes 187,995 shares held by the Anna McWane Trust, 67,340 shares held by the James R. McWane, Jr. Marital Trust, and 21,435 shares held by the Jonathan B. McWane Trust. Mr. McMahon is the trustee for each of these trusts. Also includes 300,000 shares held in a family partnership pursuant to which Mr. McMahon shares the power to vote and invest the shares with his wife, his three children, and the spouses of two of those children. Also includes 96,830 shares held by Mr. McMahon’s wife, of which Mr. McMahon disclaims beneficial ownership.
(10)	Includes 184,692 shares owned by H & P Partners of Alabama, L.P., a family limited partnership, of which Mr. McWane has shared voting and investment control. Also includes 14,928 shares held by Mr. Page as custodian for the minor children of Mr. McWane, of which Mr. McWane disclaims beneficial ownership. The address for Mr. McWane is 2900 Highway 280, Suite 300, Birmingham, Alabama 35223.
(11)	Includes 1,600 shares held by Mr. Murray’s wife. Includes 47,702 shares held jointly by Mr. Murray with his wife. Includes 4,134 shares held in ANB’s 401(k) Employee Capital Accumulation Plan.
(12)	Includes 35,148 shares held jointly with Dr. Nix’s wife and 14,533 shares held by Dr. Nix’s wife.
(13)	Includes 417,768 shares held by the William McWane Trust for the benefit of Phillip McWane and 174,070 shares held by the William McWane Trust for the benefit of Anna McWane. Mr. Page is the trustee for each of these trusts. Also includes 1,500 shares held by Mr. Page as custodian for his three minor children. Also includes 15,000 shares held in three separate trusts for the benefit of Mr. McWane’s children, of which Mr. Page serves as the trustee for each of these trusts. Does not include 14,928 shares held by Mr. Page as custodian for the minor children of Mr. McWane, of which Mr. Page disclaims beneficial ownership. Includes 8,000 shares held by Mr. Page’s wife, of which Mr. Page disclaims beneficial ownership. The address for Mr. Page is 2900 Highway 280, Suite 300, Birmingham, Alabama 35223.
(14)	Includes 646 shares held by Mr. Plunk’s wife in an individual retirement account, of which Mr. Plunk disclaims beneficial ownership. Also includes 5,995 shares held by Mr. Plunk’s wife. Also includes 16,629 shares held by the Maund Family Limited Partnership, a family limited partnership, of which Mr. Plunk has shared voting and investment control.
(15)

Includes 29,000 shares held by PTS, LLC, of which Mr. Sexton is the managing member, and 57,089 shares held by Sexton’s, Inc., of which Mr. Sexton is the chief executive officer. Also includes 2,111 shares held by the Sexton Foundation, of which Mr. Sexton is the president. Also includes 14,100 shares held by the Beau Moss Trust, 10,000 shares held by the Gray Sexton Trust, and 11,918 shares held by the Kristi Moss Trust. Mr. Sexton is the trustee for each of these trusts. Also includes 47,052 shares held by Mr. Sexton’s parents, of which Mr. Sexton shares voting and investment control with his parents. Includes 244 shares held by Mr. Sexton’s wife in an individual retirement account. The 57,089 shares owned by Sexton’s, Inc. are pledged as security or collateral.

(16)	Includes 45,000 shares owned jointly with Mr. Matthews’s wife. Also includes 200 shares held by Mr. Matthews as custodian for his two minor children.
(17)	Includes stock options to purchase 5,000 shares of ANB common stock and 1,662 shares held in two separate trusts, of which Mr. Thompson is the trustee, for the benefit of Mr. Thompson’s siblings. Also includes 52 shares held in ANB’s 401(k) Employee Capital Accumulation Plan.
(18)	Each of these individuals has filed a joint Schedule 13G with the SEC to acknowledge that they are part of a group formed for the purpose of acquiring, holding, voting, and disposing of more than 5% of the outstanding ANB common stock. These individuals beneficially own, in the aggregate, 1,960,059 shares or 9.4% of the outstanding shares of ANB common stock. Excludes a total of 14,928 shares, of which beneficial ownership is disclaimed by Mr. Page, as disclosed in note 13 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of ANB, and persons who beneficially own more than ten percent of ANB’s common stock, to file reports of ownership and changes in ownership of ANB common stock held by them with the Securities and Exchange Commission. Copies of these reports must also be provided to the Company. Based solely on its review of these reports and written representations from reporting persons that no Forms 5 were required, the Company believes that, during the year ended December 31, 2006, all reports were filed on a timely basis by reporting persons, except for (i) Mr. Welden, who filed one late Form 5, which reported two gifts of common stock made in 2005, and (ii) Mr. David, who filed one late Form 4, which reported seven transactions relating to purchases of common stock through a broker-assisted dividend reinvestment program in 1998 and 1999.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

ANB recognizes that transactions between ANB and any of its directors or executives can present potential or actual conflicts of interest that are not in the best interests of ANB and its stockholders. Therefore, as a general matter and in accordance with ANB’s Code of Business Conduct and Ethics, it is ANB’s preference to avoid such transactions. Nevertheless, ANB recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of ANB. Therefore, ANB has adopted a formal written policy and procedure which requires the Audit Committee to review and, if appropriate, to approve or ratify any such transactions.

Review and Approval of Related Person Transactions

The Audit Committee has adopted a written policy and procedures for reviewing, approving and ratifying transactions involving ANB and its subsidiaries and “related persons.” “Related persons” include directors and executive officers and their immediate family members, and shareholders owning five percent or greater of ANB’s outstanding common stock. It is ANB’s policy to approve and ratify transactions involving related persons only when the Board of Directors, acting through the Audit Committee, determines that the transaction in question is in, or is not inconsistent with, the best interests of ANB and its stockholders.

The procedures provide that prior to entering into a related person transaction, management or the affected director or executive officer must bring the matter to the attention of a designated individual who will assess whether the matter should be considered by the Audit Committee. If a member of the Audit Committee is involved in the proposed transaction, he or she will be recused from all discussions and decisions about the transaction. The Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of ANB and its stockholders. To the extent a related person transaction is not identified in advance, the terms of the transaction will be reviewed and evaluated by the Audit Committee to ensure the transaction is in the best interests of ANB and its stockholders.

Related Person Transactions

Relationship between First American Bank and Woodward Properties

First American Bank’s main office is occupied under a lease with an affiliated party, Woodward Properties, LLP, the partners of which are: (i) Mr. Phillip McWane (1% ownership), (ii) a family partnership, of which Mr. McWane has beneficial ownership (49% ownership), (iii) Mr. John McMahon (1% ownership), and (iv) a family partnership, of which Mr. McMahon has beneficial ownership (49% ownership). This office lease originated in 1984. NBC (now First American Bank) has leased 84,617 square feet at an annual rental rate of $17.71 per square foot through the year 2020, subject to adjustment based on the Consumer Price Index. ANB believes this lease represents an arms-length rate and terms for comparable space in the Birmingham market.

During 2006, First American Bank paid $1,587,000 to Woodward Properties in lease and expense payments related to this office lease. Based on the total payments by First American Bank to Woodward Properties during 2006 and the ownership percentages of each of the partners in Woodward Properties, the following amounts would be allocated to each of the partners: (i) Mr. Phillip McWane—$15,870, (ii) the family partnership of which Mr. McWane has beneficial ownership—$777,630, (iii) Mr. McMahon—$15,870, and (iv) the family partnership of which Mr. McMahon has beneficial ownership— $777,630. The lease between First American Bank and Woodward Properties has been approved by the Audit Committee.

Relationships between ANB and its Directors and Executive Officers

Mr. Patrick David, an account executive with NBC Securities, Inc., a broker-dealer subsidiary of First American Bank, is the adult son of Mr. Dan David, Vice Chairman and a director of the Company. Patrick David received total compensation during 2006 of $381,758, which compensation was entirely commission based. This compensation arrangement has been approved by the Audit Committee.

ANB and its subsidiary banks (the “Banks”) have and expect to continue to have banking and other transactions in the ordinary course of business with directors and executive officers of ANB and their affiliates, including members of their families or corporations, partnerships or other organizations in which such directors or executive officers have a controlling interest, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. Such transactions are not expected to involve more than the normal risk of collectibility nor present other unfavorable features to ANB and the Banks. Each of the Banks is subject to limits on the aggregate amount it can lend to the Banks’ and ANB’s directors and officers as a group. This limit is generally equal to the applicable entity’s unimpaired capital and surplus. Loans to individual directors and officers must also comply with the Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of six directors who are independent directors as defined under applicable NASDAQ listing standards and SEC rules currently in effect. The Audit Committee operates under a written charter. The Audit Committee Charter is available on the Company’s website at www.alabamanational.com.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management ANB’s audited consolidated financial statements as of, and for, the year ended December 31, 2006.

•

We have discussed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

•

We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have discussed with PricewaterhouseCoopers LLP its independence. We considered whether the provision of non-financial audit services was compatible with PricewaterhouseCoopers LLP’s independence in performing financial audit services.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in ANB’s Annual Report on Form 10-K for the year ended December 31, 2006. It should be noted that management is responsible for the Company’s financial reporting process including its system of internal control, and of the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

Audit Committee:

Griffin A. Greene, Chairman

W. Ray Barnes

John D. Johns

William D. Montgomery

C. Lloyd Nix

Bobby A. Bradley

PROPOSAL 2

APPROVAL OF THE ALABAMA NATIONAL BANCORPORATION

2008 ANNUAL INCENTIVE PLAN

Introduction

To further its policy of providing the Company’s key employees the opportunity to earn competitive levels of incentive compensation based primarily on the performance of the Company, the Board of Directors had previously adopted and had received stockholder approval for the Second Amendment and Restatement of the Alabama National BanCorporation Annual Incentive Plan (the “Current Incentive Plan”).

The Board of Directors adopted the Current Incentive Plan to assure that bonuses made to the Company’s executive officers will continue to qualify as “other performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to certain executive officers. An exception to this rule applies to certain performance-based compensation that is paid pursuant to a plan or program approved by the Company’s stockholders and that specifies the performance objectives to be obtained, the class of employees eligible to receive awards and the maximum amount that can be paid to eligible employees under such plan or program. For certain awards, such as cash bonus awards under the Annual Incentive Plan, to qualify for the exception available for performance-based compensation, stockholders must approve the performance objectives to which such awards relate.

The Current Incentive Plan permits the Company to award qualified annual cash bonuses to the Company’s executive officers and other key employees based on a determination by the Compensation Committee (the “Committee”) that performance objectives established by the Committee and based on those criteria set forth in the Current Incentive Plan have been attained in whole or in part.

As set forth in the following proposal, the Company is currently seeking approval of the stockholders of the Company of a new Annual Incentive Plan (the “Proposed Incentive Plan”) that will supercede the Current Incentive Plan for annual periods beginning in 2008 and thereafter. The Board of Directors of the Company has approved the Proposed Incentive Plan which makes certain modifications to the Current Incentive Plan including (i) increasing the maximum annual bonus to any employee from $900,000 to $2,000,000, (ii) providing for certain additional objective performance criteria, and (iii) updating the plan for certain requirements of Section 409A of the Code relating to new federal tax rules for deferred compensation.

The principal features of the Proposed Incentive Plan are summarized below. The description is subject to the terms of the Proposed Incentive Plan, a copy of which is attached to this Proxy Statement as Appendix A. The existence of the Proposed Incentive Plan or the Current Incentive Plan shall not preclude the Company from making additional payments outside these incentive plans to participants therein or to other employees.

Description of the 2008 Annual Incentive Plan

Eligibility. The Proposed Incentive Plan authorizes the Committee to award annual incentive compensation to officers and other key employees of the Company and its subsidiaries, including all of the Company’s named executives. The number of eligible participants in the Proposed Incentive Plan will vary from year to year at the discretion of the Committee. During 2006, approximately 70 employees (including all of the Company’s named executives) were eligible to receive incentive compensation under the Current Incentive Plan and it is expected that approximately the same number of employees will be eligible for the Current Incentive Plan in 2007 and the Proposed Incentive Plan in 2008.

Performance Criteria. Prior to March 31 of each year (or such other date as may be required or permitted under Section 162(m)), the Committee will establish performance objectives that must be attained in order for the

Company to pay bonuses under the Annual Incentive Plan. The performance objectives will be based upon one or more of the following criteria: (i) the Company’s net income; (ii) the Company’s operating income; (iii) the Company’s income per share; (iv) the Company’s total revenue; (v) the Company’s total return per share; (vi) the Company’s return on equity; (vii) the Company’s return on assets; (viii) the Company’s return on average equity; (ix) the Company’s return on average assets; (x) division or subsidiary income; (xi) division or subsidiary revenues; (xii) credit quality measures; or (xiii) other reasonable bases, provided that, to the extent required by Section 162(m), all awards made to certain executive officers of the Company will be based upon the criteria in (i) through (xii) above.

Payment of Annual Awards. If any of the performance objectives established by the Committee are satisfied, the Committee may award an annual bonus to an eligible participant in an amount up to 200% of such participant’s base salary, up to a maximum of $2,000,000. The Committee has the discretion to pay amounts which are less than the maximum amount payable under the Proposed Incentive Plan based on individual performance or such other criteria as the Committee shall deem relevant and may establish annually rules or procedures that will limit the amounts payable to each participant to a level which is below the maximum amount authorized. As is illustrated in the New Plan Benefits table set forth below, actual bonus payments under the Annual Incentive Plan have historically been less than the dollar maximum permitted.

Notwithstanding anything else in the Proposed Incentive Plan to the contrary, the Committee shall also have the authority, in its discretion, (i) to pay annual bonuses for any calendar year to eligible participants whose compensation is not subject to the restrictions of Section 162(m) for that calendar year and (ii) to provide for a minimum bonus amount for any calendar year in connection with the hiring of any person who is or becomes subject to the restrictions of Section 162(m). The plan has been structured such that payments must be made in compliance with Section 409A of the Code relating to taxation of deferred compensation.

Administration. The Committee, which shall at all times be comprised of at least two directors each of whom is an “outside director” for purposes of Section 162(m), shall administer and interpret the Proposed Incentive Plan in all events. The Proposed Incentive Plan shall be interpreted in a manner which is consistent with the requirements to qualify the payments made thereunder as performance-based compensation under Section 162(m). Prior to making any payment to any executive officer pursuant to the Proposed Incentive Plan, the Committee shall be required to certify that the performance objectives have been attained and to certify the amount payable to such executive officer.

Amendment and Termination. The Board or the Committee may at any time amend, terminate or suspend the Proposed Incentive Plan, except that (i) no such action shall, without the consent of such participant, adversely affect the rights of any participant with respect to any award for any calendar year which has already commenced, and (ii) no such action shall be effective without approval by the stockholders of the Company to the extent that such approval is required to continue to qualify the payments under the Proposed Incentive Plan for treatment as performance-based compensation under Section 162(m).

Effective Date. If approved by the stockholders at the Annual Meeting, the Proposed Incentive Plan will be immediately effective and will apply to bonus awards relating to calendar years beginning after December 31, 2007.

Deferral of Payment. Each participant who is a management or highly compensated employee and who is entitled to participate in the Alabama National BanCorporation Deferral of Compensation Plan for Key Employees may elect to defer payment of any award amounts under the Proposed Incentive Plan in accordance with such Deferral of Compensation Plan.

Federal Income Tax Consequences

Payments made under the Proposed Incentive Plan will be taxable to the recipients thereof when paid, and the Company or the subsidiary of the Company which employs or employed the recipient will generally be entitled to a Federal income tax deduction in the calendar year for which the amount is paid.

New Plan Benefits Table

Because payment of any award will be contingent on the attainment of performance objectives established for such year by the Committee, the amounts payable to eligible participants under the Proposed Incentive Plan for any calendar year during which the Proposed Incentive Plan is in effect cannot currently be determined. The table set forth below illustrates the amounts that would have been payable for 2006 under the Proposed Incentive Plan to each of the individuals and groups listed below had such plan been in effect. These amounts are the actual amounts that were paid for 2006 under the Current Incentive Plan. Non-employee directors do not participate in the Current Incentive Plan and are not eligible for the Proposed Incentive Plan.

NEW PLAN BENEFITS

Name and Position	Dollar Value ($)
John H. Holcomb, III Chairman of the Board and Chief Executive Officer	$306,200

William E. Matthews, V Executive Vice President and Chief Financial Officer	$160,000

Richard Murray, IV President and Chief Operating Officer	$171,600

Dan M. David Vice Chairman	$66,000

John R. Thompson, III Chief Executive Officer of First American Bank	$90,000

All Executive Officers as a group (8 persons)	$964,800

Non-Executive Officer Employees as a Group (62 persons)	$1,921,513

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 2008 Annual Incentive Plan. Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the 2008 Annual Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE SECOND AMENDMENT TO THE ALABAMA NATIONAL BANCORPORATION PERFORMANCE SHARE PLAN

Introduction

On May 2, 2005, the stockholders of the Company approved the Third Amendment and Restatement of the Alabama National BanCorporation Performance Share Plan (as amended by the First Amendment to the Performance Share Plan, the “Performance Share Plan”). The Board of Directors has recently approved, and is seeking approval by the stockholders, of the Second Amendment to the Performance Share Plan, the form of which is attached as Appendix B hereto (the “Amendment”). The Board of Directors has approved the Amendment, to: (1) extend the potential award period for a performance share award from five years to ten years, and (2) to add as an additional performance criteria under the plan the growth in stockholders’ equity per share and tangible stockholders’ equity per share. The purpose of the Performance Share Plan is to further the long-term growth in profitability of the Company by offering long-term incentives in addition to current compensation to key employees of the Company who will be largely responsible for such growth.

The Performance Share Plan authorizes the award of performance shares to a select group of executive officers and key employees which will vest based on the attainment of certain preestablished levels of performance with respect to certain objective measurements of performance set forth in the Performance Share Plan. The Board of Directors approved the Amendment because the Board believed that the award period maximum of five years was not sufficient for awards designed for retention of employees beyond five years. The Board also desired to add an additional performance criteria based on the growth in stockholders equity per share or tangible equity per share because the Board believed that this criteria could be better suited for longer-term awards under the plan. The Board approved the Amendment in order to permit the Compensation Committee to grant longer-term awards at its discretion. The Compensation Committee granted seven-year awards under the Performance Share Plan in January 2007. See Compensation Discussion and Analysis at page 18 for a discussion of these 2007 awards.

The Performance Share Plan, as currently in effect and as amended, has been designed to preserve the tax deductibility of awards made to certain executive officers. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits to $1 million the annual federal income tax deduction the Company and its subsidiaries can take with respect to the compensation of each of certain executive officers, unless the compensation is “performance based” or certain other exemptions apply. To qualify as performance-based, compensation must be paid pursuant to a plan or program that meets certain Code requirements and has been approved by the Company’s stockholders. The Company is seeking stockholder approval of the Amendment to qualify the added performance criteria in the Amendment as being “performance based” under Section 162(m) of the Code.

Description of Performance Share Plan

The following summary of the Performance Share Plan, as amended by the Amendment, is qualified in its entirety by reference to the complete text of the Amendment, which is attached as Appendix B to this Proxy Statement, the First Amendment to the Performance Share Plan, which is filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and the Third Amendment and Restatement of the Alabama National BanCorporation Performance Share Plan, which is filed as an Exhibit to the Company’s Current Report on Form 8-K dated May 4, 2005.

Eligibility. The Performance Share Plan authorizes a committee (the “Committee”) to make awards of performance shares representing shares of the Company’s common stock (the “Performance Shares”) to officers and other key employees of the Company and its subsidiaries, including all of the Company’s named executives. The number of eligible participants in the Performance Share Plan will vary from year to year at the discretion of the Committee. During 2006, 70 employees (including all of the Company’s named executives) were eligible to receive awards under the Performance Share Plan, and it is expected that approximately 70 employees will be eligible for awards under the Performance Share Plan in 2007.

Administration. The Performance Share Plan is administered by a Committee designated by the Board of Directors which must be composed of at least three directors of the Company. The Compensation Committee currently serves as the Committee. The Committee has the authority to determine (i) which eligible employees will be participants, (ii) the performance objectives with respect to any awards made, (iii) the terms and conditions of all awards made, and (iv) the amount of compensation that may be payable to any participant upon the attainment of the applicable performance objectives.

Performance Criteria. The Committee will award a number of Performance Shares with respect to a period of more than one year, not to exceed ten years (the “Performance Period”) and pursuant to performance objectives (the “Performance Objectives”) it shall establish. The Performance Objectives may be based upon any of the following areas: (i) net income per share, (ii) return on average equity, (iii) the growth in stockholders’ equity per share or tangible stockholders’ equity per share, and (iv) other reasonable bases. The Performance Objectives selected by the Committee for each Performance Period will be established prior to the beginning of such Performance Period (or at such later time as may be permitted under Section 162(m) of the Code). A determination of whether the applicable Performance Objectives have been attained, in whole or in part, will be made by the Committee following the end of the relevant Performance Period. In connection with its determination as to payment of Performance Shares, the Committee has limited discretion to adjust or to revise the Performance Objectives to recognize special situations or circumstances for the Company.

Payment. If the Committee determines that the Performance Objectives for a Performance Period have been attained, a participant will be entitled to receive, as soon as practicable after such determination has been made, a payment equal to the value of one share of the Company’s common stock for each Performance Share earned with respect to such Performance Period. The Performance Share Plan provides that payment of awards shall, unless otherwise directed by the Committee, be made partly in shares of common stock and partly in cash, with the cash portion being approximately equal to the Federal, state and local taxes required to be withheld as a result of such award. The maximum number of Performance Shares which may be earned under the Performance Share Plan is 800,000. This maximum number is subject to adjustment to reflect a change in the Company’s common stock. No participant may earn more than 25% of the Performance Shares available under the Performance Share Plan.

Termination of Employment. If a participant’s employment is terminated by death, disability or by retirement on or after normal retirement age or prior to normal retirement age at the request of the Company, after any Performance Shares have been awarded, such participant will receive a pro-rata payment with respect to any outstanding Performance Shares based on the period of employment during the applicable Performance Period and determined by reference to the performance achieved as of the end of the fiscal year immediately preceding the termination date. If a participant’s employment is terminated by reason of (i) retirement prior to normal retirement age at the request of the participant and approved in writing by the Company, (ii) the divestiture of a business segment or a significant portion of the assets of the Company, or (iii) a significant reduction by the Company in its work force, the determination of whether any payment with respect to any unvested portion of an award shall be at the discretion of the Committee. If a participant’s employment is terminated for any other reason, any unvested portion of a participant’s Performance Share award will be forfeited.

Amendment and Termination. The Board of Directors of the Company may amend, suspend or terminate the Performance Share Plan at any time. However, no amendment may, without stockholder approval, (i) increase the total number of Performance Shares which may be awarded under the Performance Share Plan or (ii) change the definition of Performance Share under the Performance Share Plan. Awards may be made to participants under the plan through December 31, 2015.

Plan Termination. In the event the Board of Directors terminates the Performance Share Plan, such termination shall not adversely affect any right or obligation with respect to a Performance Share Award theretofore made.

Change in Control. In the event of a Change in Control (as defined in the Performance Share Plan), the Performance Share Plan will automatically terminate and each participant shall be deemed to have earned Performance Shares with respect to all outstanding awards based upon performance as of the December 31st preceding the date of such Change in Control, except that, in no event shall the number of Performance Shares earned be less than the aggregate number of Performance Shares at the target performance level with respect to all such outstanding awards. Each Performance Share so earned shall be canceled in exchange for a payment in cash of an amount equal to the greater of the value of the Common Stock immediately preceding such Change in Control or the value as determined in connection with such Change in Control. In addition, each of the named executives has entered into Employment Continuation Agreements with the Company which could impact the amount of Performance Share Award payments upon a Change in Control. See “Potential Payments upon Termination or Change of Control” beginning at page 27.

Deferral of Payment of Performance Shares. Each participant who is a management or highly compensated employee and who is entitled to participate in the Alabama National BanCorporation Deferral of Compensation Plan for Key employees may elect to defer payment of any Performance Share payment in accordance with this deferral plan.

Federal Income Tax Consequences

The following is a brief summary of the significant aspects of current Federal income tax treatment of the Performance Share Awards that may be granted under the Performance Share Plan. This summary does not cover the tax effect, if any, of any state or local tax laws or any foreign tax laws.

Payments made under the Performance Share Plan will be taxable to the recipients thereof when paid, and the Company or the subsidiary of the Company which employs or employed the recipient will generally be entitled to a Federal income tax deduction in the calendar year for which the amount is paid. To the extent that payment is made in the form of common stock, the amount of taxable income to the participant and the deduction to the Company will be equal to the fair market value of the common stock on the date of payment.

New Plan Benefits Table

Because payment of any award will be contingent on the attainment of Performance Objectives established for such Performance Period by the Committee, the amounts payable to eligible participants under the Performance Share Plan for any calendar year during which the Performance Share Plan is in effect cannot be determined until the award period with respect to the award has been completed. The table set forth below illustrates the amounts of award payouts for the four-year period ending December 31, 2006 under the Performance Share Plan to each of the named executives, to the executive officers as a group and to the non-executive officer employees as a group. Non-employee directors do not participate in the Performance Share Plan.

NEW PLAN BENEFITS(1)

Name and Position	Dollar Value ($)	Number of Units
John H. Holcomb, III Chairman of the Board and Chief Executive Officer	$267,693	3,733

William E. Matthews, V Executive Vice President and Chief Financial Officer	$148,727	2,074

Richard Murray, IV President and Chief Operating Officer	$148,727	2,074

Dan M. David Vice Chairman	$89,207	1,244

John R. Thompson, III Chief Executive Officer of First American Bank	$59,232	826

All Executive Officers as a group (8 persons)	$806,669	11,249

Non-Executive Officer Employees as a Group (28 persons)	$437,342	6,098

(1)	Represents the payout of performance share awards to plan participants on February 9, 2007. The dollar value indicated is estimated based on the closing trading price of ANB common stock of $71.71 on the date of these payouts. All named executives elected to defer receipt of the payout of these awards pursuant to the Company’s Deferral of Compensation Plan for Key Employees.

Vote Required; Board Recommendation

In order to be adopted, this proposal must receive the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to be voted at the Annual Meeting. Unless instructed to the contrary, shares represented by proxies will be voted to approve the Amendment.

On April 5, 2007, the closing price of the Company’s common stock on the NASDAQ Stock Market was $68.00 per share.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 3.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes, as of December 31, 2006, the securities that have been authorized for issuance under the Company’s equity compensation plans categorized by those plans approved by security holders and those plans not approved by security holders.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	439,371(1)	$18.88(2)	633,810(3)
Equity compensation plans not approved by security holders	61,291(4)	$ 0.00(5)	0
Total	500,662	$18.88	633,810

(1)	Includes (i) 175,588 shares of common stock issuable with respect to outstanding performance shares awards granted under the Alabama National BanCorporation Performance Share Plan, (ii) 8,575 shares of common stock issuable with respect to outstanding performance share awards granted under the Alabama National BanCorporation Performance Share and Deferral Plan for Non-Employee Directors of Affiliate Banks, (iii) 68,900 shares of common stock issuable with respect to options granted under the Alabama National BanCorporation 1999 Long Term Incentive Plan, (iv) 48,946 shares of common stock issuable with respect to stock equivalents pursuant to the Alabama National BanCorporation Plan for the Deferral of Compensation by Directors Who Are Not Employees of the Company, and (v) 137,362 shares of common stock issuable with respect to stock equivalents pursuant to the Alabama National BanCorporation Plan for the Deferral of Compensation by Key Employees of the Company.
(2)	Represents the exercise price of the options issued under the Alabama National BanCorporation 1999 Long Term Incentive Plan.
(3)	Includes (i) 459,218 shares of common stock available for future issuance under the Alabama National BanCorporation Performance Share Plan, (ii) 158,167 shares of common stock available for future issuance under the Alabama National BanCorporation 1999 Long Term Incentive Plan, and (iii) 16,425 shares of common stock available for future issuance under the Alabama National BanCorporation Performance Share and Deferral Plan for Non-Employee Directors of Affiliate Banks.
(4)	Does not include outstanding options to purchase 121,371 shares of ANB common stock granted to employees and directors of banks assumed through various mergers and acquisitions. At December 31, 2006, these assumed options had a weighted average exercise price of $21.33 per share. None of the plans assumed have options that are available for future issuance.
(5)	Does not include awards deferred pursuant to (i) the Alabama National BanCorporation Plan for the Deferral of Compensation by Non-Employee Directors of the Subsidiary Banks, or (ii) the Alabama National BanCorporation Performance Share Plan for Certain Directors of Citizens’ and People’s Bank N.A., as there is no exercise price associated with these deferred awards.

The Company has the following equity plans that have not been approved by stockholders:

Features of the Alabama National BanCorporation Plan for the Deferral of Compensation by Non-Employee Directors of the Subsidiary Banks, and the Alabama National BanCorporation Performance Share Plan for Certain Directors of Citizens’ and Peoples’ Bank, N.A., are described in Note 13 of the Notes to the Consolidated Financial Statements beginning on page F-1 and that are included in the Annual Report.

Millennium Bank Directors’ Stock Option Plan and Millennium Bank Officers’ and Employees’ Stock Option Plan. ANB assumed the Millennium Bank Directors’ Stock Option Plan and the Millennium Bank

Officers’ and Employees’ Stock Option Plan in connection with ANB’s acquisition of Millennium Bank in June 2003. At the time the outstanding options were granted, the options were exercisable for common stock of Millennium Bank. All outstanding options were granted prior to ANB’s acquisition of Millennium Bank, and awards are no longer granted under these plans. Under these plans, the exercise price of the options could not be less than the fair market value of the stock into which the options were exercisable at the time of grant. Following the acquisition of Millennium Bank, these options became exercisable for shares of ANB common stock.

Cypress Bank Directors’ Stock Option Plan. ANB assumed the Cypress Bank Directors’ Stock Option Plan in connection with ANB’s acquisition of Cypress Bankshares, Inc. in February 2004. At the time the outstanding options were granted, the options were exercisable for common stock of Cypress Bank. All outstanding options were granted prior to ANB’s acquisition of Cypress Bank, and awards are no longer granted under these plans. Under this plan, the exercise price of the options could not be less than the fair market value of the stock into which the options were exercisable at the time of grant. Following the acquisition of Cypress Bankshares, Inc., these options became exercisable for shares of ANB common stock.

Indian River Banking Company 1999 Stock Option Plan and Indian River Banking Company 1999 Director Fee Stock Option Plan. ANB assumed the Indian River Banking Company 1999 Stock Option Plan and the Indian River Banking Company 1999 Director Fee Stock Option Plan in connection with ANB’s acquisition of Indian River Banking Company in February 2004. At the time the outstanding options were granted, the options were exercisable for common stock of Indian River Banking Company. All outstanding options were granted prior to ANB’s acquisition of Indian River Banking Company, and awards are no longer granted under these plans. Under these plans, the exercise price of the options could not be less than the fair market value of the stock into which the options were exercisable at the time of grant. Following the acquisition of Indian River Banking Company, these options became exercisable for shares of ANB common stock.

Florida Choice Bank Officers’ and Employees’ Stock Option Plan. ANB assumed the Florida Choice Bank Officers’ and Employees’ Stock Option Plan in connection with ANB’s acquisition of Florida Choice Bank in April 2006. At the time the outstanding options were granted, the options were exercisable for common stock of Florida Choice Bank. All outstanding options were granted prior to ANB’s acquisition of Florida Choice Bank, and awards are no longer granted under this plan. Under this plan, the exercise price of the options could not be less than the fair market value of the stock into which the options were exercisable at the time of grant. Following the acquisition of Florida Choice Bank, these options became exercisable for shares of ANB common stock.

The Peachtree Bank 1998 Stock Option Plan. ANB assumed The Peachtree Bank 1998 Stock Option Plan in connection with ANB’s merger with The PB Financial Services Corporation in October 2006. At the time the outstanding options were granted, the options were exercisable for common stock of The Peachtree Bank. All outstanding options were granted prior to ANB’s merger with The PB Financial Services Corporation, and awards are no longer granted under this plan. Under this plan, the exercise price of the options could not be less than the fair market value of the stock into which the options were exercisable at the time of grant. Following the merger, these options became exercisable for shares of ANB common stock.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the direction of the Audit Committee, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (“independent auditor”) for the year ending December 31, 2007 is being presented to the stockholders for approval at the annual meeting. Although stockholder ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If the appointment of PricewaterhouseCoopers LLP as the independent auditor is not ratified, the Audit Committee will reconsider its appointment of the independent auditor.

General

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2007. PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand, LLP) has been engaged by the Company since 1996, and has audited the Company’s financial statements for the year ended December 31, 2006.

It is expected that a representative PricewaterhouseCoopers LLP will be present at the 2007 annual meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

Fees Paid to PricewaterhouseCoopers LLP

The following table shows the fees paid or accrued by the Company for the audit and other services rendered by PricewaterhouseCoopers LLP (“PwC”) for 2006 and 2005.

	2006	2005
Audit Fees	$861,430	$784,463
Audit-Related Fees	$67,190	$52,500
Tax Fees	$186,095	$147,818
All Other Fees	-0-	-0-

TOTAL	$1,114,715	$984,781

Audit Fees. Audit Fees for the last two years were for services rendered by PwC for (i) the audit of the Company’s annual consolidated financial statements, (ii) the review of the Company’s quarterly consolidated financial statements, (iii) assistance with and review of the Company’s filing of registration statements, (iv) comfort letters and consents, (v) services provided by PwC in connection with statutory and regulatory filings or engagements, and (vi) PwC’s audit of the effectiveness of internal control over financial reporting and audit of management’s assessment of the effectiveness of internal controls over financial reporting.

Audit-Related Fees. Audit-Related Fees for the last two fiscal years were for assurance and related services rendered by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services consisted primarily of consultations concerning financial accounting and reporting matters, employee benefit plan audits, services related to business acquisitions and other attestation services.

Tax Fees. Tax Fees for the last two fiscal years were for professional services rendered by PwC in connection with (i) the preparation of the Company’s tax returns ($99,205 and $93,492 in 2006 and 2005, respectively), as well as (ii) consultations related to tax compliance ($86,890 and $54,326 in 2006 and 2005, respectively).

Pre-Approval Policies and Procedures

During 2004 the Audit Committee of the Board of Directors set updated policies and procedures for the pre-approval of audit and permissible non-audit services performed by the independent auditor. Pursuant to the policies and procedures, the Audit Committee is required to pre-approve the audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. During 2006, all fees were pre-approved by the Audit Committee under these pre-approval policies and procedures. On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to the Company by the independent auditor during the following twelve months.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor. Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditor.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 4.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of ANB does not know of any business which will be presented for consideration at the annual meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at ANB’s 2008 Annual Meeting of Stockholders must be received by ANB by December 14, 2007 to be considered for inclusion in ANB’s proxy statement relating to such meeting.

A stockholder must notify ANB before February 27, 2008 of a proposal for the 2008 Annual Meeting which the Stockholder intends to present other than by inclusion in ANB’s proxy material. If ANB does not receive such notice prior to February 27, 2008, proxies solicited by the Board of Directors of ANB will be deemed to have conferred discretionary authority to vote upon any such matter. Any proposal must be submitted in writing by Certified Mail - Return Receipt Requested, to Alabama National BanCorporation, Attention: John H. Holcomb, III, 1927 First Avenue North, Birmingham, Alabama 35203.

A COPY OF ANB’S 2006 ANNUAL REPORT TO STOCKHOLDERS WHICH INCLUDES ANB’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, INCLUDING THE FINANCIAL STATEMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS ENCLOSED WITH THIS PROXY STATEMENT. IF SUCH ANNUAL REPORT IS NOT SO INCLUDED, PLEASE ADDRESS NOTIFICATION TO ALABAMA NATIONAL BANCORPORATION, ATTENTION: KIMBERLY MOORE, CORPORATE SECRETARY, 1927 FIRST AVENUE NORTH, BIRMINGHAM, ALABAMA 35203.

APPENDIX A

2008 ANNUAL INCENTIVE PLAN

ALABAMA NATIONAL BANCORPORATION

ANNUAL INCENTIVE PLAN

(Approved as of May     , 2007)

1. PURPOSE.

The purpose of the Plan is to enable the Company to attract, retain, motivate and reward qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance. The Plan is designed to assure that amounts paid to certain executive officers of the Company will not fail to be deductible by the Company for federal income tax purposes because of the limitations imposed by Section 162(m).

2. DEFINITIONS.

Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

(a) “Board” shall mean the Board of Directors of Alabama National BanCorporation.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(c) “Committee” shall mean the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors, each of whom is an “outside director” within the meaning of Section 162(m).

(d) “Company” shall mean Alabama National BanCorporation and its subsidiaries.

(e) “Covered Employee” shall have the meaning set forth in Section 162(m).

(f) “Participant” shall mean (i) each executive officer of Alabama National BanCorporation and (ii) each other key employee of the Company who the Committee designates as a participant under the Plan.

(g) “Plan” shall mean the Alabama National BanCorporation Annual Incentive Plan, as set forth herein and as may be amended from time to time.

(h) “Section 162(m)” shall mean Section 162(m) of the Code.

(i) “2 1/2 Month Period” shall mean as soon as practical after award amounts are no longer subject to a substantial risk of forfeiture, but in no event later than the later of the 15th day of the third month following the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture or the 15th day of the third month following the end of Alabama National BanCorporation’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; an amount shall be considered no longer subject to a substantial risk of forfeiture on the last day of the applicable calendar year for which the bonus is earned.

3. ADMINISTRATION.

The Committee shall administer and interpret the Plan, provided that, in no event shall the Plan be interpreted in a manner that would cause any amount payable under the Plan to any Covered Employee to fail to qualify as performance-based compensation under Section 162(m). The Committee shall establish the performance objectives for any calendar year in accordance with Section 4 and certify whether such performance objectives have been obtained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

4. BONUSES.

(a) Performance Criteria. Prior to March 31 of each year (or such earlier date as may be required or permitted under Section 162(m)), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such year. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) net income; (ii) operating income; (iii) income per share; (iv) total revenue; (v) total revenue per share; (vi) return on equity; (vii) return on assets; (viii) return on average equity; (ix) return on average assets; (x) division or subsidiary income; (xi) division or subsidiary revenues; (xii) credit quality measures; or (xiii) other reasonable bases, provided that, to the extent required to qualify compensation paid to certain executive officers under the Plan as performance based compensation under Section 162(m), the performance criteria shall be based on one or more of the criteria listed in (i) through (xii) above.

(b) Maximum Amount Payable. If the Committee certifies that any of the performance objectives established for the relevant year under Section 4(a) has been satisfied, each Participant who is employed by the Company on the last day of the calendar year for which the bonus is payable shall be entitled (subject to the provisions of Section 4(c) hereof) to receive an annual bonus of up to 200% of such Participant’s base salary, up to a maximum of $2,000,000. In the event a Participant voluntarily resigns employment or is terminated involuntarily prior to the last day of the calendar year for which the bonus is payable, any award will be forfeited. Unless the Committee shall otherwise determine, if a Participant’s employment terminates because of the death, disability or retirement under the terms of any retirement plan maintained by the Company prior to the last day of the calendar year for which the bonus is payable, such Participant shall receive an annual bonus equal to the amount that the Participant would have received as an annual bonus award if such Participant had remained an employee through the end of the year multiplied by a fraction, the numerator of which is the number of days that elapsed during the calendar year in which the termination occurs prior to and including the date of the Participant’s termination of employment and the denominator of which is 365.

(c) Negative Discretion. Notwithstanding anything else contained in Section 4(b) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(b) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(b).

(d) Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, (i) the Committee shall have the right, in its discretion, to pay to any Participant who is not a Covered Employee an annual bonus for such year in an amount up to the maximum bonus payable under Section 4(b), based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus amount in any calendar year, regardless of whether performance objectives are attained.

5. PAYMENT.

(a) General Timing of Payment. Subject to Sections 5(b) and 5(c) below and except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 will be made in cash as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, in the case of any bonus payable under the provisions of Section 4(d), after the Committee determines the amount of any such bonus), but in no event later than the 2 1/2 Month Period.

(b) Deferral of Bonuses. Each Participant who is a management or highly compensated employee and who is entitled to participate in the Alabama National BanCorporation Deferral of Compensation Plan for Key Employees may elect to defer payment of any award amounts in accordance with said plan.

(c) Delay of Payment. Notwithstanding anything in the Plan to the contrary, the Committee may defer all or any portion of any payment of a bonus to be made hereunder beyond the 2 1/2 Month Period if the Committee determines that (i) it is administratively impracticable (determined in accordance with Code Section 409A) to make the payment within the 2 1/2 Month Period or to the extent that making the payment within the 2 1/2 Month Period will jeopardize the solvency of the Company, and (ii) as of the date upon which the legally binding right to the compensation arose, such impracticability or insolvency was unforeseeable, and the payment is made as soon as is reasonably practicable. Further, in the event that any award hereunder (i) is deemed to be “nonqualified deferred compensation” under Code Section 409A, and (ii) the Committee reasonably anticipates that the Company’s deduction with respect to such payment otherwise would be limited or eliminated by application of Section 162(m) in the year in which such award would otherwise be paid, the Committee may delay payment of all or any portion of such award; provided, however, that payment must be made either at the earliest date at which the Committee reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Section 162(m) or the calendar year in which the Participant separates from service (within the meaning of Code Section 409A).

6. GENERAL PROVISIONS.

(a) Effectiveness of the Plan. The Plan shall be effective May     , 2007, and will apply to bonus awards relating to calendar years beginning on or after December 31, 2007. It is intended that this Plan supercede the Company’s Second Amendment and Restatement of the Alabama National BanCorporation Annual Incentive Plan for calendar years beginning January 1, 2008 and thereafter.

(b) Amendment and Termination. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however that, (i) except as set forth in (iii) below, no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any calendar year that has already commenced, (ii) no such action shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m), and (iii) subject to (ii) above, at any time the Committee determines that the Plan or any award hereunder may be subject to Code Section 409A, the Committee shall have the right, in its sole discretion to amend the Plan as it may determine is necessary or desirable either for the Plan or awards to be exempt from the application of Section 409A or to satisfy the requirements of Section 409A, including by adding conditions with respect to the vesting and/or the payment of the awards.

(c) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (a beneficiary may be an entity other than a natural person) to receive any payments that may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or if the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d) Delegation. Except where delegation is not permitted by Section 162(m), the Committee may delegate authority for establishing performance goals and for the certification of the achievement of such goals for Participants who are not executive officers of the Company to the Chief Executive Officer or President of Alabama National BanCorporation.

(e) No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company.

(f) Interpretation. Notwithstanding anything else contained in this Plan to the contrary, to the extent required to so qualify any award as other performance based compensation within the meaning of Section 162(m)(4)(C), the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan (such as the right to pay a bonus without regard to the achievement of the relevant performance objectives) with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation. It is intended that this Plan, as written and in operation, will be exempt from Code Section 409A; however, if payments are otherwise deemed “nonqualified deferred compensation” under Code Section 409A, then payment will be made within the guidelines of Code Section 409A to the extent possible, and the specified payment date applicable to an award shall be the calendar year in which the award is determined by the Committee to have been earned; provided however, that if the payments are deemed “nonqualified deferred compensation” and a Participant is deemed to be a “specified employee” (within the meaning of Code Section 409A), then amounts payable under this Plan shall not be paid until the date that is six months after the date of the Participant’s separation from service (within the meaning of Code Section 409A), or the date on which such Participant dies, if earlier.

(g) No Limitation to Corporation Action. Nothing in this Plan shall preclude the Committee or the Board, as each or either shall deem necessary or appropriate, from authorizing the payment to the eligible employees of compensation outside the parameters of the Plan, including, without limitation, base salaries, awards under any other plan of the Company (whether or not approved by stockholders), any other bonuses (whether or not based on the attainment of performance objectives) and retention or other special payments.

(h) Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation that acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(i) Withholding. Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable federal, state and local income and employment taxes and any other amounts that the Company is required by law to deduct and withhold from such payment.

(j) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(k) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

(l) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

APPENDIX B

SECOND AMENDMENT TO

THE THIRD AMENDMENT AND RESTATEMENT OF

THE ALABAMA NATIONAL BANCORPORATION

PERFORMANCE SHARE PLAN

(Effective as of January 10, 2007)

Recitals

WHEREAS, the Board of Directors and the stockholders of Alabama National BanCorporation (the “Company”) have previously adopted and approved the Alabama National BanCorporation Performance Share Plan (as amended and restated through the date hereof, the “Performance Share Plan”);

WHEREAS, pursuant to duly adopted resolutions, the Board of Directors of the Company has elected to adopt an amendment (the “Amendment”) to the Performance Share Plan as further described herein;

WHEREAS, the Board of Directors of the Company is permitted to amend the Performance Share Plan under certain circumstances without stockholder approval pursuant to Section 19 therein; and

WHEREAS, the Board of Directors of the Company now desires to amend the Performance Share Plan in accordance with Section 19 therein and in accordance with the foregoing.

Amendment to the Performance Share Plan

1. Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned to such terms in the Performance Share Plan.

2. Section 2(b) of the Performance Share Plan is hereby deleted in its entirety and replaced with the following revised Section 2(b):

“Award Period” means the period of calendar years (but no more than ten years) fixed by the Committee with respect to all classes of Awards with the same Date of Grant, commencing with each Date of Grant, except that (i) the Award Period for an Employee whose normal retirement date (as determined under the Company’s corporate policy covering retirement of salaried employees) is less than the period otherwise fixed by the Committee from the applicable Date of Grant shall be the period beginning with such Date of Grant and ending on the December 31st immediately preceding such normal retirement date and (ii) the Award Period for a recently hired Employee may be for such lesser period as determined by the Committee.

3. Section 5(c) of the Performance Share Plan is hereby deleted in its entirety and replaced with the following revised Section 5(c):

Payment of the Award to any Participant shall be made in accordance with Section 6 and shall be subject to such conditions for payment as the Committee may prescribe at the time the Award is made. The Committee may prescribe different conditions for different Participants. Such conditions may be expressed in terms of: (i) the growth in Net Income Per Share during the Award Period, or (ii) Return on Average Equity in comparison with other banks and bank holding companies during the Award Period, or (iii) the growth in Stockholders’ Equity Per Share or tangible Stockholders’ Equity Per Share, or (iv) other reasonable bases; provided that, to the extent the Committee determines that it is necessary to qualify compensation under Section 162(m), the performance criteria shall be based on one or more of the criteria listed in (i), (ii) or (iii) above. Any provision of the Plan to the contrary notwithstanding, Performance

B-1

Shares that are intended to qualify as performance-based compensation under Section 162(m) shall be granted and administered in accordance with the applicable requirements of Section 162(m) and be subject to such other terms and conditions as the Committee may impose. Subject to the terms of the Plan, each of the measures described in (i), (ii) or (iii) above may include or exclude discontinued operations, unusual items, non-recurring items, and extraordinary items, as determined by the Company’s auditors, and the effects of changes in accounting standards. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based exception under Section 162(m), the Committee may make such grants without satisfying the requirements of Section 162(m).

4. Except as hereby amended, the Performance Share Plan remains in full force and effect, as written.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Third Amendment and Restatement of the Alabama National BanCorporation Performance Share Plan to be executed by its duly authorized officer.

ALABAMA NATIONAL BANCORPORATION

By:	/s/ Richard Murray, IV
Its:	President and Chief Operating Officer

B-2

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

000004

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — To elect 15 directors to serve until the next annual meeting and until their successors are duly elected and qualified and FOR Proposals 2 – 4.

1. Election of Directors: 01—W. Ray Barnes 02—Bobby A. Bradley 03—Dan M. David 04—Griffin A. Greene 05—John H. Holcomb III 06—John D. Johns 07—John J. McMahon, Jr. 08—C. Phillip McWane 09—William D. Montgomery 10—Richard Murray IV 11—G. Ruffner Page, Jr. 12—John M. Plunk 13—William Britt Sexton 14—W. Stancil Starnes 15—W. Edgar Welden

Mark here to vote FOR all nominees

Mark here to WITHHOLD vote from all nominees

For All EXCEPT—To withhold a vote for one or more nominees, mark 01 the box to the left and the corresponding numbered box(es) to the right.

09

02—03—04—05—06—07—08	-
10—11—12—13—14—15	-

For Against Abstain

2. To approve the Alabama National BanCorporation 2008 Annual Incentive Plan.

4. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants as described in the accompanying Proxy Statement.

3. To approve the Second Amendment to the

Alabama National BanCorporation Performance Share Plan.

For Against Abstain

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1	U P X 0 1 2 7 2 2 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Alabama National BanCorporation 1927 FIRST AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

This proxy is solicited on behalf of the Board of Directors of Alabama National BanCorporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on May 23, 2007, and at any postponements or adjournments thereof (the “Annual Meeting”).

The undersigned, being a stockholder of the Company, hereby appoints John H. Holcomb III and Dan M. David, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Annual Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the instructions, as stated on the reverse side.

The undersigned acknowledges that the Annual Meeting may be postponed or adjourned to a date subsequent to the date set forth above, and intends that this Proxy shall be effective at the Annual Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to the Company or its transfer agent, Computershare Investor Services, prior to the date of the Annual Meeting, or by attendance at the Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4 and, with respect to such other matters as may come before the meeting and any postponements or adjournments thereof, as the said proxy holders deem advisable.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.